UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )
Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

AH REALTY TRUST, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

April 30, 2026

Letter From Our Chairman, President and CEO

Dear Fellow Stockholders,

Following my first full year as CEO and recent appointment as Chairman of the Board of Directors, I want to thank you for your continued trust and confidence in AH Realty Trust.

Over the last year, your Board and management team conducted a rigorous review of the company’s business, strategy, and capital allocation plan. Through this process, we aligned on a clear path to reposition and transform the company. We are pleased with the significant progress we have already made and are confident we are taking the right actions to drive long-term value creation for shareholders.

A Foundational Year

2025 was a foundational year for AH Realty Trust.

We streamlined the company’s operations, deepened market‑specific expertise, and strengthened execution across our operating markets. At the same time, broader macroeconomic market developments have reinforced the stability and resilience of our retail and office portfolio. At year-end, our stabilized retail and office portfolios were 94.9% and 96.4% occupied, respectively.

In 2025, we also increased our focus on balance sheet strength and disciplined capital allocation. The Board modified our dividend structure to align with stabilized, recurring cash flows and support long-term resiliency for the benefit of stockholders.

Strategic Transformation

In February 2026, we publicly outlined the comprehensive transformation and corporate rebranding of AH Realty Trust, fundamentally resetting the company and defining our long‑term strategic priorities. We highlighted a few important priorities, including simplifying the company’s operating model, exiting non-core businesses, reducing leverage, and strengthening the balance sheet.

With a clear path forward, we are taking decisive actions to create a leaner and more agile REIT positioned for success. We are sharpening our focused retail and office portfolios, consistent with our intent to own and operate high‑quality assets in growth markets where we believe we can create durable competitive advantage.

We have made significant progress, including taking steps to exit the multifamily property sector and divesting our fee-based construction and real estate financing businesses. Since announcing the restructuring in early 2026, we have:
•Entered an agreement to sell 11 of the 14 multifamily assets to Harbor Group International;
•Completed the sale of two multifamily notes previously held within our real estate financing platform; and
•Entered an agreement to sell the construction business.

2026 represents a transition year for AH Realty Trust. The Board and management team are confident that this transformation will position the company with lower leverage and greater operational flexibility to capitalize on opportunities across market cycles while generating consistent cash flows, disciplined growth, and superior risk-adjusted returns.

Executive Leadership Team Built for the Next Chapter

We successfully completed the leadership succession initiated in 2024 with my appointment as CEO at the beginning of 2025. As part of our transition, we are rebuilding with the right people, focus, and operating discipline. We have unified our leadership structure and expanded the executive team with cross‑industry expertise spanning finance, operations, logistics, and infrastructure. In parallel, we have redistributed operating responsibilities to enhance accountability, agility, and execution.

A Board Aligned with Strategic Transformation

Our highly engaged Board of Directors is comprised of industry leaders who bring a distinct combination of skills and expertise deliberately aligned with AH Realty Trust’s new long-term strategy, including real estate and construction, capital markets, and cybersecurity. As part of our ongoing Board refreshment process, we are pleased to nominate Lori Wittman and Theodore Bigman to stand for election at the 2026 Annual Meeting. Ms. Wittman and Mr. Bigman are experienced executives with deep real estate, capital markets, and capital allocation expertise that will bolster the Board’s oversight of the company’s competitive positioning and ongoing transformation.

We would also like to acknowledge the service of Dennis Gartman and George Allen who will not stand for reelection to the Board at the Annual Meeting. We thank Mr. Gartman and Mr. Allen, who have played important roles in our evolution, and we wish them the best in their next chapters.

We are confident that our Board provides effective oversight of the execution of our strategy. To further reinforce our governance framework, this past year we elected a new Lead Independent Director, James Carroll. James coordinates closely with me and the Board’s other independent directors to hold management accountable and ensure we are successfully advancing our strategy to position AH Realty Trust for long-term growth.

We Ask for Your Support

On behalf of the entire Board and management, thank you for your continued support and investment. With our clear strategy and strong leadership, we are confident in our ability to successfully complete the transformation and deliver on AH Realty Trust’s full potential in its next chapter of growth.

Your vote is very important to us. We encourage you to read our Proxy Statement in its entirety, and we ask that you support our recommendations.

Sincerely,

Shawn J. Tibbetts
Chairman, Chief Executive Officer, and President

Notice of Annual Meeting of Stockholders
NOTICE IS HEREBY GIVEN for the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of AH Realty Trust, Inc.

Annual Meeting Date: Wednesday, June 17, 2026 Time: 9:00 a.m. Eastern Time Location: Virtual meeting at www.virtualshareholdermeeting.com/AHRT2026 Record Date: April 24, 2026	Ways to Vote

	By Internet	By Telephone	By Mail
	Log on to www.proxyvote.com and follow the on-screen instructions. You will be prompted to enter certain information that can be found on your proxy card.	Call toll-free 1.800.690.6903 and follow the instructions. You will be prompted for certain information that can be found on your proxy card.	Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided.

The purposes of the meeting are:

1
To elect the nine director nominees named in the Proxy Statement to serve as directors for one-year terms until the 2027 annual meeting of stockholders and until their successors are duly elected and qualify;

2	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2026;

3	To approve, in a non-binding, advisory vote, the compensation of our named executive officers;

4	To transact such other business as may properly come before the Annual Meeting or any adjournment(s) or postponement(s) of the Annual Meeting.

The Proxy Statement accompanying this notice describes each of these items of business in detail. The Board of Directors has fixed the close of business on April 24, 2026 as the record date for the determination of stockholders entitled to notice and voting rights at the Annual Meeting and any adjournments or postponements of the Annual Meeting.

We will be hosting a virtual Annual Meeting of Stockholders live via webcast this year. To attend the Annual Meeting virtually, please visit the web portal located at www.virtualshareholdermeeting.com/AHRT2026 and enter the control number found on the proxy card or voting instruction form. If you plan to attend the Annual Meeting, please visit the website at https://ir.ahrealtytrust.com, press releases, and our filings with the U.S. Securities and Exchange Commission for any changes or updates one week prior to the Annual Meeting date. As always, we encourage you to vote your shares prior to the Annual Meeting.

By Order of the Board of Directors,
Y. Summer Chu
EVP of Legal and Corporate Secretary
Virginia Beach, Virginia
April 30, 2026

Your vote is important. Whether or not you expect to attend the Annual Meeting, please vote online, by telephone, or complete, date, sign, and promptly return the proxy card so that your shares may be represented at the Annual Meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 17, 2026.

This Notice of Annual Meeting, the Proxy Statement, the proxy card sample and our 2025 Annual Report to
Stockholders/Form 10-K for the year ended December 31, 2025, are available at www.proxyvote.com.

Table of Contents

Proxy Summary	1	Report of the Audit Committee	34
About the Meeting	5	Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm	35
Proposal 1: Election of Directors	9	Vote Required and Recommendation	35
Vote Required and Recommendation	20	Proposal 3: Advisory Vote On Executive Compensation	37
Corporate Governance and Board Matters	21	Vote Required and Recommendation	37
Board Leadership Structure	21	Compensation Committee Report	38
Corporate Governance Guidelines	21	Executive Officers	39
Independence of Directors	21	Compensation Discussion and Analysis	40
Board and Committee Meetings	22	Compensation Tables and Narratives	49
Executive Sessions of Non-Management Directors	22	Summary Compensation Table	49
Board Membership	22	Grants of Plan-Based Awards	50
Majority Voting Standard for Uncontested Director Elections	22	Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table	50
Succession Planning	22	Outstanding Equity Awards at Fiscal Year-End December 31, 2025	52
Director Nominee Selection Process	23	2025 Option Exercises and Stock Vested	52
Stockholder Amendments to Bylaws	24	Potential Payments Upon Termination or Change in Control	53
Board Self-Assessment and Evaluation	24	CEO Pay Ratio	55
Role of the Board in Risk Oversight	24	Pay Versus Performance	55
Board Committees	25	Principal Stockholders	60
Stock Ownership Guidelines	27	Other Matters	62
Insider Trading Policy	27	Delinquent Section 16(a) Reports	62
Hedging, Pledging and Short-Term Speculative Transactions	27	Other Matters to Come Before the 2026 Annual Meeting	62
Clawback Policy	27	Stockholder Proposals and Communication with the Board	62
Information Security	27	Proxy Access Procedures for the 2027 Annual Meeting	63
Code of Business Conduct and Ethics	28	Householding of Proxy Materials	63
Availability of Corporate Governance Materials	29
Related Party Transactions	30
Related Party Transaction Policy	30
Related Party Transactions	30
Indemnification of Officers and Directors	30
Director Compensation	31
Elements of 2025 Director Compensation	31
Director Compensation for 2025	32
Executive Chairman Compensation	33

Proxy Summary
Proxy Summary

Logistics
This summary highlights information that is contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider, and we encourage you to read this entire Proxy Statement carefully before voting. On or about April 30, 2026, we intend to make this Proxy Statement available online and to mail the Notice of Internet Availability of Proxy Materials (the "Notice") to all stockholders entitled to vote at the Annual Meeting.
In this Proxy Statement, the “Company,” “we,” “our” and “us” refer to AH Realty Trust, Inc. (previously Armada Hoffler Properties, Inc.)

Voting Matters and Board Vote Recommendations

Proposal	Agenda Item	Board Vote Recommendation	Page Reference
1	Election of Directors	FOR	9
2	Ratification of KPMG LLP	FOR	35
3	Advisory Vote on Executive Compensation	FOR	37
4	Any other business	FOR	62

AH Realty Trust, Inc.	1	Proxy Statement 2026

Proxy Summary
About AH Realty Trust
AH Realty Trust is a real estate investment trust (“REIT”) with over four decades of experience. The Company owns and operates high-quality retail and office assets located primarily in the Mid-Atlantic and Southeastern United States. AH Realty Trust focuses on disciplined capital allocation and long-term value creation for stockholders.

In February 2026, the Company announced a strategic corporate rebranding to better reflect the long‑term vision. As part of this initiative, the Company adopted the new corporate name AH Realty Trust and transitioned our New York Stock Exchange ticker symbol from AHH to AHRT. This repositioning aligns the Company's identity more closely with its core strengths in real estate ownership and operations, while supporting clearer market recognition and engagement with investors.

2025 Business Highlights
Some of the business highlights include the following:

$0.78	(1)	$1.08	(1)	95.3%
Full Year FFO Per Diluted Share		Full Year Normalized FFO Per Diluted Share		Wtd. Avg Stabilized Portfolio Occupancy as of December 31, 2025
59%		859K		14.0%
ABR in Mixed-Use Communities		Square Feet of New and Renewed Commercial Space for the Full Year of 2025		Fourth Quarter Commercial New and Renewed Lease Spread Increase, GAAP
7.7%		8.9%		8.3%
Commercial Same Store NOI, GAAP Increase 4Q2025 vs. 4Q2024		Commercial Same Store NOI, Cash Increase 4Q2025 vs. 4Q2024		Fourth Quarter Commercial New and Renewed Lease Spread, Cash

(1)Refer to Appendix A for a definition of FFO and Normalized FFO, which are both non-GAAP measures.

AH Realty Trust, Inc.	2	Proxy Statement 2026

Proxy Summary
Corporate Governance Highlights

Board Structure & Independence
•Independent Lead Director
•6 of 9 director nominees are independent; Audit, Compensation, and Nominating and Corporate Governance committees each entirely comprised of independent directors
•Executive sessions of independent directors held at every regular Board and Committee meeting
•Mandatory director retirement age of 80 years

Stockholder Rights
•The Board is prohibited from electing to classify the Board of Directors without first obtaining stockholder approval
•Annual election of directors
•Annual say-on-pay advisory vote
•Majority voting policy for elections of directors in uncontested elections
•Proxy access: In accordance with the Company bylaws, a stockholder, or group of up to 20 stockholders, owning at least 3% of the Company's outstanding shares of common stock continuously for at least 3 years can nominate and include in the Company's proxy materials eligible director nominees up to the greater of (i) 20% of the number of directors up for election at the Company's annual meeting or (ii) 2 director nominees
•The Company bylaws permit stockholders to submit binding proposals to amend the bylaws and request a special meeting

Board Oversight
•Provides structured oversight of the Company's corporate strategy and risk management
•Conducts an annual board self-evaluation
•Board and senior management succession planning
•Ethics and compliance program oversight by Audit Committee
•Cybersecurity policy oversight by Audit Committee
•Annual enterprise level risk analyses with Board, and oversight by Audit Committee

Accountability and Governance Practice
•Maintains stock ownership policy for directors and NEOs and stock retention requirement for directors and NEOs who have not achieved the applicable stock ownership level
•Prohibition of hedging and pledging Company stock by directors and NEOs pursuant to our Anti-Hedging Policy
•Maintains Incentive Compensation Clawback Policy
•Maintains Code of Business Conduct and Ethics applicable to all directors, officers, employees, and vendors

Executive Compensation
•Provides short-term incentive opportunities for the Company's NEOs based primarily on financial and operating results
•Awards long-term incentives for NEOs largely based on relative total shareholder return (TSR)
•Conducts annual risk assessment of executive compensation program
•Allocates a significant portion of target incentive opportunities to at-risk, variable incentives

Board Highlights

AH Realty Trust, Inc.	3	Proxy Statement 2026

Proxy Summary

Compensation Highlights
As part of the year-end 2024 compensation process, and in connection with the Company’s succession planning efforts and leadership transition, the Compensation Committee undertook a deliberate and comprehensive review of our overall compensation program. This review was conducted with a clear intent to ensure strong alignment with stockholder interests and to support the Company’s long-term strategic and financial objectives. The Committee prioritized a market-based approach, evaluating competitive benchmarks and external best practices in determining both target compensation levels and the overall program design. As a result, enhancements were made to better position the program to drive long-term value creation, reward sustained performance, reinforce leadership accountability, and support the Company’s future growth and success.

In conducting this review, the Committee focused on transparency, governance, and alignment with long-term stockholder value, with an emphasis on total shareholder return (TSR) as a key measure of performance. See Compensation Discussion and Analysis for the specific enhancements made to the program.

Stakeholder Engagement Highlights
We believe active engagement with our stakeholders is essential to long-term value creation and informed decision-making. The Company maintains an ongoing dialogue with a broad range of stakeholders, including stockholders, lenders, tenants, employees, partners, and the communities in which we operate. These engagements provide valuable insight into stakeholder priorities, market trends, operational considerations, and emerging risks and opportunities.

Engagement with stockholders and lenders occurs through regular communications, meetings, and disclosures, allowing us to understand investor perspectives and maintain transparency regarding our strategy, performance, and governance practices. We engage tenants and partners through structured communications, collaboration, and feedback mechanisms to support strong relationships and aligned outcomes. Employee engagement is supported through ongoing communication, performance discussions, and opportunities for feedback, reinforcing our culture and operational effectiveness. Additionally, we seek to be a responsible corporate citizens by engaging with local communities, supporting initiatives aligned with our values, and considering community impact as part of our decision-making processes. Input from these stakeholder groups is shared, as appropriate, with management and the Board to inform oversight and strategy.

AH Realty Trust, Inc.	4	Proxy Statement 2026

About the Meeting
About The Meeting

Why am I receiving this Proxy Statement?
This Proxy Statement contains information related to the solicitation of proxies in connection with our 2026 Annual Meeting of Stockholders (the “Annual Meeting”), which will be held in a virtual-only meeting format, on June 17, 2026, at 9:00 a.m. Eastern Time, for the purposes stated in the accompanying Notice of Annual Meeting of Stockholders (the "Notice"). This solicitation is made by AH Realty Trust, Inc. on behalf of our Board of Directors (also referred to as the “Board” in this Proxy Statement).

We have elected to provide access to our proxy materials online. Accordingly, we are sending the Notice to our stockholders of record on April 24, 2026 (the “Record Date”). All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or to request to receive a printed set of the proxy materials. Instructions on how to request a printed copy by mail or electronically may be found in the Notice and on the website referred to in the Notice, including an option to request paper copies on an ongoing basis. On or about April 30, 2026, we intend to make this Proxy Statement available online and to mail the Notice to all stockholders entitled to vote at the Annual Meeting. We intend to mail this Proxy Statement, together with a proxy card, to those stockholders entitled to vote at the Annual Meeting who have properly requested paper copies of such materials, within three business days of such request.

The Notice of Annual Meeting of Stockholders, this Proxy Statement, the proxy card sample, and our 2025 Annual Report to Stockholders/Form 10-K for the year ended December 31, 2025 are available at www.proxyvote.com and may also be accessed through our investor relations website at https://ir.ahrealtytrust.com. You are encouraged to access and review all of the important information contained in the proxy materials before voting.

What am I being asked to vote on?
You are being asked to vote on the following proposals:

Proposal 1	Election of Directors
The election of the nine director nominees named in this Proxy Statement, each for a term expiring at the 2027 annual meeting of stockholders, and until his or her successor is duly elected and qualifies;

Proposal 2	Ratification of KPMG LLP	The ratification of KPMG LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2026;
Proposal 3	Advisory Vote on Executive Compensation	The approval (on an advisory, non-binding basis) of the compensation of our named executive officers.

Who is entitled to vote at the Annual Meeting?
Only holders of record of our common stock at the close of business on the Record Date (April 24, 2026) are entitled to receive notice of the Annual Meeting and to vote at the Annual Meeting. Our common stock constitutes the only class of securities entitled to vote at the Annual Meeting.

What are the voting rights of stockholders?
Each share of our common stock outstanding on the Record Date entitles its holder to cast one vote on each matter to be voted on.

No dissenters’ rights are provided under the Maryland General Corporation Law, our Articles of Amendment and Restatement, as amended, or our amended and restated bylaws ("bylaws") with respect to any of the proposals described in this Proxy Statement.

Who can attend the Annual Meeting?
All holders of our common stock at the close of business on the Record Date (April 24, 2026), or their duly appointed proxies, are authorized to attend the Annual Meeting. Stockholders who wish to participate in the Annual Meeting may attend by visiting the web

AH Realty Trust, Inc.	5	Proxy Statement 2026

About The Meeting
portal located at www.virtualshareholdermeeting.com/AHRT2026 and entering the control number found on the proxy card or voting instruction form.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?
Many stockholders hold their shares through a stockbroker, bank, or other nominee rather than directly in their own name.
As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record: If your shares are registered directly in your name with our transfer agent, Broadridge Financial Solutions, Inc., you are considered the stockholder of record of those shares and the Notice is being sent directly to you by us.

Beneficial Owner of Shares Held in Street Name: If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of shares held in “street name”, and the Notice is being forwarded to you by your broker or nominee, which is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker on how to vote your shares and are also invited to attend the Annual Meeting.

What will constitute a quorum at the Annual Meeting?
The presence at the Annual Meeting, virtually or by proxy, of the holders of a majority of our common stock outstanding on the Record Date (April 24, 2026) will constitute a quorum, permitting the stockholders to conduct business at the Annual Meeting. We will include abstentions and broker non-votes in the calculation of the number of shares considered to be present at the Annual Meeting for purposes of determining the presence of a quorum at the Annual Meeting. As of the Record Date, there were 75,973,679 shares of our common stock outstanding.

If a quorum is not present to transact business at the Annual Meeting or if we do not receive sufficient votes in favor of the proposals by the date of the Annual Meeting, the persons named as proxies may propose one or more adjournments of the Annual Meeting to permit solicitation of additional proxies. The chairperson of the Annual Meeting shall have the power to adjourn the Annual Meeting.

What are broker non-votes?
Broker non-votes occur when nominees, such as banks and brokers holding shares on behalf of beneficial owners, do not receive voting instructions from the beneficial owners at least ten days before the Annual Meeting. If that happens, the nominees may vote those shares only on matters deemed “routine” by the New York Stock Exchange ("NYSE"), the exchange on which shares of our common stock are listed. On non-routine matters, nominees cannot vote without instructions from the beneficial owner, resulting in a so-called “broker non-vote.”

Proposal 2 (Ratification of KPMG LLP) is the only proposal that is considered “routine” under the NYSE rules. If you are a beneficial owner and your shares are held in the name of a broker or other nominee, the broker or other nominee is permitted to vote your shares on the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2026, even if the broker or other nominee does not receive voting instructions from you.

Under NYSE rules, Proposal 1 (Election of Directors) and Proposal 3 (Advisory Vote on Executive Compensation) are considered “non-routine” proposals. Consequently, if you do not give your broker or other nominee voting instructions, your broker or other nominee will not be able to vote on these proposals, and broker non-votes may exist with respect to the election of directors and the advisory vote on executive compensation.

AH Realty Trust, Inc.	6	Proxy Statement 2026

About The Meeting
How many votes are needed for the proposals to pass?
The proposals to be voted on at the Annual Meeting have the following voting requirements:

Proposal 1 (Election of Directors)	The affirmative vote of a majority of the votes cast for or against a nominee at a meeting at which a quorum is present is required for the election of directors. For purposes of the election of directors, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum.
Proposal 2 (Ratification of KPMG LLP)
The affirmative vote of a majority of the votes cast at a meeting at which a quorum is present is required to ratify the appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2026. For purposes of the vote on the ratification of KPMG LLP as our independent registered public accounting firm, abstentions will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum.

Proposal 3 (Advisory Vote on Executive Compensation)	The affirmative vote of a majority of the votes cast at a meeting at which a quorum is present is required to approve, on a non-binding advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement. For purposes of the advisory vote on executive compensation, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum.

Will any other matters be voted on?
As of the date of this Proxy Statement, we are not aware of any matters that will come before the Annual Meeting other than those disclosed in this Proxy Statement. If any other matters are properly brought before the Annual Meeting, the persons named in the accompanying proxy card will vote the shares represented by the proxies on the other matters in the manner recommended by our Board of Directors, or, if no such recommendation is given, in the discretion of the proxy holders.

How do I vote?
If you are a registered stockholder, you may submit your proxy by U.S. mail, internet, or telephone by following the instructions in the Notice. If you requested a paper copy of the proxy materials, you also may submit your proxy card by mail by following the instructions included with your proxy card. The deadline for submitting your proxy card by internet or telephone is 11:59 p.m. Eastern Time on June 16, 2026, which is the day before the Annual Meeting date. The designated proxy will vote according to your instructions. You may also attend the Annual Meeting virtually and vote at the meeting.

If you are a street name or beneficial stockholder because your shares are held in a brokerage account or by a bank or other nominee, your broker or nominee firm will provide you with the Notice. Follow the instructions on the Notice to access our proxy materials and vote by internet or to request a paper or email copy of our proxy materials. If you receive these materials in paper form, the materials include a voting instruction card so that you can instruct your broker or nominee on how to vote your shares.

If you submit your proxy without specifying how you would like your shares voted, your shares will be voted in accordance with the Board’s recommendations specified above under “What are the Board’s voting recommendations?” and in accordance with the discretion of the proxy holders with respect to any other matters that may be voted upon at the Annual Meeting.

If I plan to attend the Annual Meeting, should I still vote by proxy?
Yes. Voting in advance does not affect your right to attend the Annual Meeting. If you send in your proxy card and also attend the Annual Meeting, you do not need to vote again at the Annual Meeting unless you want to change your vote.

How are proxy card votes counted?
If the notice and access proxy card is validly submitted and not subsequently revoked, it will be voted as directed by you. Unless contrary instructions are given, the persons designated as proxy holders on the proxy card will vote: “FOR” the election of all nominees for our

AH Realty Trust, Inc.	7	Proxy Statement 2026

About The Meeting
Board of Directors named in this Proxy Statement; “FOR” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026; “FOR” the approval of the compensation of our named executive officers, and as recommended by our Board of Directors with regard to any other matters that may properly come before the Annual Meeting, or, if no such recommendation is given, in their own discretion.

May I revoke my vote after I return my proxy card?
Yes. You may revoke a previously granted proxy and change your vote at any time before the taking of the vote at the Annual Meeting by (i) filing with our Corporate Secretary a written notice of revocation or a duly executed proxy card bearing a later date or (ii) attending the Annual Meeting and voting in the virtual meeting portal.

Who pays the costs of soliciting proxies?
We will pay the costs of soliciting proxies, including preparation and mailing of the Notice, preparation and assembly of this Proxy Statement, the proxy card, and the 2025 Annual Report to Stockholders/Form 10-K for the year ended December 31, 2025, coordination of the internet and telephone voting process and any additional information furnished to you by or on behalf of the Company. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries, and custodians holding in their names shares of our common stock beneficially owned by others to forward to such beneficial owners. We may reimburse persons representing beneficial owners of shares of our common stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by internet and mail may be supplemented by telephone or personal solicitation by our directors, officers, or other regular employees.

You are encouraged to rely only on the information provided in this Proxy Statement. We have not authorized anyone to provide you with different or additional information. You should not assume that the information in this Proxy Statement is accurate as of any date other than the date of this Proxy Statement or, where information relates to another date set forth in this Proxy Statement, then as of that date.

AH Realty Trust, Inc.	8	Proxy Statement 2026

Proposal 1: Election of Directors
Proposal 1: Election of Directors

As of the date of the proxy statement, our Board is currently comprised of nine directors, all of whom have terms expiring at the Annual Meeting. Seven of the nine nominees are current directors who have been nominated by the Board for re-election. Two current directors, George F. Allen and Dennis H. Gartman, are not standing for re-election. The remaining two nominees, Theodore R. Bigman and Lori B. Wittman, have been nominated for election for the first time. All nominees are to serve as directors for one-year terms until the 2027 annual meeting of stockholders and until their successors are duly elected and qualify. Based on its review of the relationships between the director nominees and the Company, our Board has affirmatively determined that the following directors and director nominees are “independent” under the rules of the NYSE, and under applicable rules of the U.S. Securities and Exchange Commission (the "SEC"): Mses. Jennifer R. Boykin and Lori B. Wittman and Messrs. George F. Allen, Theodore R. Bigman, James A. Carroll, James C. Cherry, Dennis H. Gartman, and F. Blair Wimbush.

The accompanying proxy card will be voted for the election of each of the Board's nine nominees, unless it includes instructions otherwise. The Board knows of no reason why any nominee would be unable to serve as a director. If any nominee is unavailable for election or service, the Board may designate a substitute nominee and the persons designated as proxy holders on the proxy card will vote for the substitute nominee recommended by the Board. Under these circumstances, the Board may also, as permitted by our bylaws, decrease the size of our Board of Directors.

Information about each of the nominees, including biographies, is set forth below and on the following pages.

Director Nominees
The following table sets forth the name and age of each current director and each nominee for election to the Board of Directors, indicating all positions and offices with us currently held by the director.

Name	Age (1)	Director Since	Independent Director	Committee Membership		
				Audit	Compensation	Nominating and Governance
George Allen (2)	74	2013	■		■	■
Theodore Bigman (3)	63	2026	■			
Jennifer Boykin	61	2025	■		■	■
James Carroll*	58	2013	■	★		
James Cherry*	75	2013	■	■	★	■
Louis Haddad	68	2013				
Dennis Gartman* (2)	75	2022	■	■		
Daniel Hoffler	77	2013				
Shawn Tibbetts	45	2025				
F. Blair Wimbush*	70	2024	■	■		★
Lori Wittman (3)	67	2026	■			

Member ■ **Committee Chair** ★ **Audit committee financial expert***

(1) Age as of April 30, 2026.
(2) Messrs. Allen and Gartman are not standing for re-election
(3) The Board has not yet determined committee assignments for Mr. Bigman and Mrs. Wittman but expects to following the Annual Meeting, if they are elected.

AH Realty Trust, Inc.	9	Proxy Statement 2026

Proposal 1: Election of Directors

Board Refreshment
As part of the Board’s ongoing board refreshment process, George F. Allen and Dennis H. Gartman will not stand for reelection at the Annual Meeting. Mr. Allen has served as a director since 2013, including as Chair of the Board's Nominating and Corporate Governance Committee, and Mr. Gartman has served as a director since 2022.

The Nominating and Corporate Governance Committee identified Theodore R. Bigman and Lori B. Wittman as candidates with deep real estate, capital markets, and capital allocation expertise, and with skills and experience highly relevant to the Company’s business and transformation strategy, and recommended Mr. Bigman and Ms. Wittman to the Board for consideration. The Board voted unanimously to nominate Mr. Bigman and Ms. Wittman for election at the Annual Meeting.

Director Nominee Experience and Qualifications

Set forth below are descriptions of the backgrounds and principal occupations of each of our directors, and the period during which he or she has served as a director.

AH Realty Trust, Inc.	10	Proxy Statement 2026

Proposal 1: Election of Directors

Theodore R. Bigman	Independent Director

Reasons for Nomination
Theodore Bigman is an experienced investment leader with expertise across real estate and global financial markets. He brings deep knowledge of REITs, listed real assets, and capital markets, including advising institutional investors on real estate allocation strategies to support growth. Mr. Bigman’s experience supports the Board’s oversight of portfolio strategy for long-term shareholder value creation.

Mr. Bigman offers a unique combination of operator-facing real estate insight and global investor perspective, enabling the Board to view portfolio and capital decisions through both the owner and capital provider lens. His experience evaluating real estate platforms, asset quality, and management execution across cycles is directly relevant to AH Realty as it continues to scale its portfolio, optimize capital structures, and position the business for sustainable long-term growth.

Key Skills and Expertise
• At Morgan Stanley Investment Management, Mr. Bigman built the Global Listed Real Assets business, growing it from inception to more than $25 billion in assets under management. He advised institutional investors globally on real estate allocation strategies and engaged extensively with REIT management teams and boards to assist the companies in attaining better share price valuations.

• Drawing on his extensive industry experience, Mr. Bigman has advised REIT management teams and boards and currently serves as a member of the Board of Directors of Ventas, Inc., an S&P 500 healthcare REIT with an equity market capitalization of approximately $40 billion. He was awarded the National Association of Real Estate Investment Trusts (Nareit) Industry Achievement Award in recognition of his leadership and contributions to the REIT industry.

• Mr. Bigman began his career in investment banking and consulting, including roles at Credit Suisse First Boston and Bain & Company. At Credit Suisse he advised on real estate transactions and strategic initiatives, including six completed US REIT initial public offerings. His background in capital markets and strategic advisory provides the Board with valuable insight into transaction execution and disciplined investment decision-making.

Career Highlights
Harvard Business School – the graduate business school of Harvard University
• Executive Fellow (since 2024)

Bigman Holdings – a family investment office
• Founder and Chief Investment Officer (since 2021)

Morgan Stanley Investment Management – an investment management division of Morgan Stanley (NYSE: MS) an investment bank and financial services company
• Managing Director and Head of Global Listed Real Assets Investing (1995-2021)

Credit Suisse First Boston (formerly NYSE: CS) – an investment banking division of Credit Suisse Group AG
• Real Estate Investment Banker (1987-1995)

Bain & Company – a management consulting company
• Associate Consultant (1983-1985)

Director Since: 2026 Age: 63 Other Company Directorships (past 5 years): • Ventas, Inc. (NYSE: VTR) (Since 2024) Education: • B.A., Brandeis University • MBA, Harvard Business School

AH Realty Trust, Inc.	11	Proxy Statement 2026

Proposal 1: Election of Directors

Jennifer R. Boykin	Independent Director

Reasons for Nomination
Jennifer Boykin brings over three decades of leadership experience overseeing complex, large-scale industrial operations. She offers the Board deep expertise in operational execution, cost discipline, large-scale asset development, and digital innovation. Her proven ability to lead organizations through periods of substantial change and deliver results in highly technical, capital-intensive environments enhances the Board’s oversight of performance and long-term value creation.

Key Skills and Expertise
• As President of Newport News Shipbuilding, Ms. Boykin led the company’s largest division with full P&L responsibility for the $6 billion division. She oversaw more than 26,000 employees engaged in the design, construction, and maintenance of nuclear-powered aircraft carriers and submarines. She led the organization through a period of significant operational complexity, including sustaining uninterrupted production during the COVID-19 pandemic.

• Ms. Boykin has extensive experience overseeing large, complex capital programs, including advancing the first two-ship aircraft carrier procurement in more than 30 years and securing the award of the largest shipbuilding contract in U.S. Navy history for Virginia-class submarines. She also led the launch of digital shipbuilding capabilities, enabling the transition to digital design and construction to drive operational efficiencies.

• Through her experience across engineering, design, construction, and quality roles, Ms. Boykin offers a deep understanding of the full lifecycle of complex assets, supporting the Board’s oversight of asset strategy and project execution. Appointed by the President of the United States, Ms. Boykin served as a member of the U.S. Merchant Marine Academy Board of Visitors in 2019, providing oversight on governance, fiscal matters, and strategic initiatives.

Career Highlights
Huntington Ingalls Industries (NYSE: HII) – U.S. shipbuilding and defense company
• Executive Vice President, Huntington Ingalls Industries and President, Newport News Shipbuilding (2017-2024)
• Vice President, Engineering and Design, Newport News Shipbuilding (2012-2017)
• Various leadership and operations roles, including Vice President of Quality and Process Excellence, Director of Facilities and Waterfront Support, and Program Manager for the Nuclear Engineering division (1987-2012)

Director Since: 2025

Committees:
• Compensation
• Nominating and Corporate Governance

Age: 61

Education:
• B.S., Marine Engineering, U.S. Merchant Marine Academy
• M.S., Engineering Management, The George Washington University School of Engineering

AH Realty Trust, Inc.	12	Proxy Statement 2026

Proposal 1: Election of Directors

James A. Carroll	Lead Independent Director

Reasons for Nomination
James Carroll brings to the Board deep experience in property management, market expansion, and financial strategy, shaped by his leadership in the hospitality sector. He provides valuable insight into asset-level performance, operational efficiency, and tenant-focused execution. Mr. Carroll contributes a disciplined approach to capital deployment and strategic growth actions, supporting the Board’s oversight of portfolio performance and long-term value creation.

Key Skills and Expertise
• As President and Chief Executive Officer of Crestline Hotels & Resorts, Mr. Carroll oversees a portfolio of 112 properties across 26 states. He has demonstrated a strong track record of aligning operational performance with corporate strategy, driving top-line improvement, profitability, and maintaining cost discipline. He has also led the company’s expansion across the U.S., increasing its geographic presence and market reach.

• During his tenure at Crestline, Mr. Carroll played a key role in the development and expansion of multiple domestic and international joint ventures, including the company’s international private equity real estate venture, Playa Hotels & Resorts. He led efforts to raise over $850 million in equity and secure more than $800 million in corporate and property-level debt financing to support international expansion. His experience in strategic acquisitions and capital markets provides the Board with valuable perspective in evaluating investment opportunities, executing transactions, and advancing long-term strategic priorities.

• Mr. Carroll brings significant financial experience, having served in multiple financial management roles, including Chief Financial Officer of a hospitality property and management company. His background enhances the Board’s oversight of financial reporting, assessment of property-level performance, as well as internal controls, and risk management. Mr. Carroll qualifies as an SEC Audit Committee Financial Expert.

Career Highlights
Barceló Group – a multinational hospitality and tourism company
• President and Chief Executive Officer, Crestline Hotels & Resorts, LLC. (since 2010)
• Chief Financial Officer, Crestline Hotels & Resorts, LLC. (2006-2009)
• Senior Vice President and Treasurer, Barceló Crestline Corporation (2004-2006)

Dell Technologies, Inc. (NYSE: DELL) – a global technology company
• Operations and financial management positions (2001-2004)

United States Navy – the maritime branch of the U.S. Armed Forces
• Naval Aviator and Lieutenant, United States Navy (1990-2000)

Director Since: 2013

Committees:
• Audit (Chair)

Age: 58

Other Company Directorships (past 5 years):
• ServiceSource, Inc. (2012-2022)

Education:
• B.S., Systems Engineering, U.S. Naval Academy
• MBA, Harvard Business School

AH Realty Trust, Inc.	13	Proxy Statement 2026

Proposal 1: Election of Directors

James C. Cherry	Independent Director

Reasons for Nomination
James Cherry brings to the Board extensive leadership experience across the banking and investment management industries. As former Chief Executive Officer of a regional bank, he has spearheaded several market expansion initiatives, providing him with a unique perspective on the Company’s transformational growth strategy for long-term value creation. His deep financial expertise, combined with his service on several financial institution boards, enables him to contribute robust knowledge of disciplined capital deployment and risk management.

Key Skills and Expertise
• Mr. Cherry served as the Chief Executive Officer and board member of the Park Sterling Corporation, leading its successful $150 million IPO and subsequent transformation from a small local bank with $400 million in assets, 50 employees, and three offices into a full-banking service regional institution with more than $3.5 billion in assets, 500 employees, and 50 offices across four states. During his tenure, he executed a series of purpose-driven regional acquisitions that expanded the company’s capabilities and strengthened its competitive positioning.

• Mr. Cherry brings to the Board experience in technology and digital strategy, having overseen the launch of Park Sterling’s mobile banking platform, advancing the company’s technological capabilities to enhance efficiency and modernize operational infrastructure. His perspective supports the Board’s oversight of data-driven decision-making and technology-enabled performance across AH Realty Trust’s portfolio.

• Having spent more than three decades at Wachovia Corporation in financial and banking roles, including as Chairman and Chief Executive Officer of Mid-Atlantic Banking, Mr. Cherry provides a vast understanding of evaluating credit, including commercial real estate financing, managing balance sheets, and allocating capital across economic cycles to support the Board’s oversight of the Company’s growth strategy. Mr. Cherry qualifies as an SEC Audit Committee Financial Expert.

Career Highlights
Park Sterling Corporation (Nasdaq: PSTB) – a financial services company
• Chief Executive Officer (2010-2017)

Wachovia Corporation and Wachovia Bank (former NYSE: WB) – a diversified financial services company, acquired by Wells Fargo
• Chairman and Chief Executive Officer, Mid-Atlantic Banking (2001-2006)
• President, Virginia Banking, Head of Trust and Investment Management (1997-2001)
• Various regional executive roles (1974-1997)

Director Since: 2013

Committees:
• Compensation (Chair)
• Audit
• Nominating and Corporate Governance

Age: 75

Other Company Directorships (past 5 years):
• Beach Community Bank
(formerly OTC: BCBF)
(2018-2022)
• South State Corporation (NYSE: SSB) (2017-2020)

Education:
• B.A., Hampden-Sydney College
• Executive Business Program, Darden School of Business, University of Virginia

AH Realty Trust, Inc.	14	Proxy Statement 2026

Proposal 1: Election of Directors

Louis S. Haddad	Director

Reasons for Nomination
Louis Haddad is a seasoned real estate executive with leadership experience across commercial real estate, development, and construction. His background spans platform growth, capital allocation, and strategic execution. Mr. Haddad brings extensive expertise in public-private partnerships, large-scale development, and capital markets, providing valuable perspective to the Board’s oversight of the Company’s long-term strategy, financial performance, and market positioning.

Key Skills and Expertise
• Mr. Haddad led AH Realty Trust and its predecessor entities for nearly four decades, overseeing the Company’s IPO and guiding its evolution into a leading commercial real estate platform in Virginia. During his tenure, he oversaw more than 25 public-private partnership developments to drive growth and build a diversified portfolio of retail, office, and multifamily assets, including the development of large-scale mixed-use projects, including the Town Center of Virginia Beach.

• Under Mr. Haddad’s leadership the Company grew its portfolio to span over eight states with an enterprise value of $2.6 billion and achieved an investment-grade credit rating, reflecting long-term financial discipline, and capital markets credibility.

• Mr. Haddad provides the Board with valuable perspective on asset growth, project execution, and portfolio performance, reinforcing oversight of the Company’s transformation and its focus on long-term value creation.

Career Highlights
AH Realty Trust (NYSE: AHRT), formerly Armada Hoffler Properties, Inc. (formerly NYSE: AHH)
• President and Chief Executive Officer (1999-2024)
• President (1996-1999)
• President, Armada Hoffler Construction Company (1987-1996)
• On-site construction supervisor, Armada Hoffler Construction Company (1985-1987)

Harkins Builders – a construction management services company
• Superintendent (1980-1984)

Director Since: 2013 Age: 68

AH Realty Trust, Inc.	15	Proxy Statement 2026

Proposal 1: Election of Directors

Daniel A. Hoffler	Director

Reasons for Nomination
Daniel Hoffler brings a founder-level perspective to the Board, having built AH Realty Trust’s vertically integrated real estate platform from its origins in development and construction into a diversified, publicly traded REIT. He offers deep institutional knowledge of the Company’s operations, strategic positioning, and long-standing relationships across its core markets, along with a demonstrated ability to navigate industry cycles. Mr. Hoffler’s track record of overseeing business transformation and his extensive industry expertise strengthen the Board’s oversight of AH Realty Trust’s sustainable growth.

Key Skills and Expertise
• Mr. Hoffler has overseen AH Realty Trust’s expansion into new markets, diversified the portfolio, and built a performance-driven culture across the organization.

• With decades of experience in commercial real estate development, including leadership roles at Eastern International, Mr. Hoffler brings hands-on expertise across the full real estate lifecycle, including development, construction, leasing, and operations. His expertise in executing complex projects provides practical insight into cost management, project risk, and market dynamics, and informs the Board’s oversight of operational execution.

• Mr. Hoffler brings significant capital markets experience, having led the Company’s IPO in 2013 and shaped its approach to capital formation. His perspective supports the Board’s oversight of financing strategy and capital allocation.

Career Highlights
Armada Hoffler Properties – the predecessor entity to AH Realty Trust (NYSE: AHRT)
• Executive Chairman (2013-2024)
• Founder (since 1979)

Eastern International, Inc. – a commercial real estate development and construction company
• Vice President of Marketing (1975-1978)

Dun & Bradstreet – market intelligence and data provider
• Regional Manager (1972-1974)

Director Since: 2013 Age: 77 Education: •B.S., Business, Campbell College

AH Realty Trust, Inc.	16	Proxy Statement 2026

Proposal 1: Election of Directors

Shawn J. Tibbetts	Chairman, Chief Executive Officer, and President

Reasons for Nomination
Shawn J. Tibbetts is a seasoned executive with leadership experience across real estate and infrastructure with a focus on operating efficiency, talent development and organizational design. Mr. Tibbetts brings extensive experience in disciplined capital allocation and large-scale project execution, providing valuable insight to the Board’s oversight of the Company’s long-term growth strategy.

Key Skills and Expertise
•Mr. Tibbetts is spearheading the Company’s strategic transformation, sharpening its focus and enhancing its retail and office portfolio to unlock growth and operational flexibility to capitalize on opportunities across market cycles. In his prior role as Chief Operating Officer, he grew net operating income across the Company’s portfolio by approximately 45% and oversaw the execution of transactions totaling more than $1.2 billion.

•During his tenure at the Port of Virginia, Mr. Tibbetts led enterprise-wide operations and major development projects to improve efficiency, capacity, and reliability across its ecosystem. In his role, Mr. Tibbetts oversaw revenue growth initiatives while significantly reducing operating expenses across the ecosystem, as well as the planning, implementation, and execution phases of the technology-driven modernization and capacity expansion projects across the portfolio.

•His extensive industry and business expertise, including overseeing infrastructure operations with responsibility for optimizing portfolio P&L and operations brings valuable perspective to the Board’s oversight of asset operations and capital deployment at AH Realty Trust.

Career Highlights
AH Realty Trust (NYSE: AHRT)
•President and Chief Executive Officer (since 2025)
•President and Chief Operating Officer (2024)
•Chief Operating Officer (2019-2024)

The Port of Virginia – a state-owned port system
•President and Chief Operations Officer (2014-2019)
•Senior Vice President, Operations (2013-2014)
•Vice President, Director, Operations and Maintenance (2011-2013)
•General Manager, A.P. Moller Terminals (APMT) Virginia (2010-2011)

APM Terminals (a global subsidiary of A.P. Moller Maersk) – a port and terminal operator
•Operations management positions of increased responsibility (2003-2010)

Director Since: 2025 Age: 45 Education: •B.B.A., James Madison University •MBA, the College of William & Mary •Advanced Management Program, Harvard Business School

AH Realty Trust, Inc.	17	Proxy Statement 2026

Proposal 1: Election of Directors

F. Blair Wimbush	Independent Director

Reasons for Nomination
F. Blair Wimbush is an accomplished executive with expertise overseeing capital intensive real estate and infrastructure assets in highly regulated environments. He brings a disciplined perspective on portfolio strategy, capital allocation, and long-term asset stewardship, along with valuable expertise in risk mitigation and regulatory oversight, which strengthens the Board’s ability to oversee the Company’s evolving operational and financial priorities.

Key Skills and Expertise
• Mr. Wimbush has more than 35 years of leadership experience at Norfolk Southern, including as Chief Real Estate Officer, where he was responsible for guiding the company’s portfolio level real estate strategy across more than 20,000 route miles through 22 states . As Chief Sustainability Officer, he facilitated a $53 million energy conversion project at its primary locomotive shop, with significant reductions in gas, water and electricity consumption. In his dual role, he also led a $10 million enterprise-wide capital program across ~600 office facilities, delivering substantial cost savings and operational efficiencies .

• As a seasoned legal and regulatory executive, Mr. Wimbush has advanced public-private partnerships with local, state, and federal agencies to modernize critical rail infrastructure. In his numerous legal roles at Norfolk Southern, he facilitated initiatives to develop important freight facilities and upgrade key freight corridors, projects requiring close coordination with governmental entities and regulatory stakeholders, enhancing efficiency while advancing environmentally sustainable transportation solutions.

• His experience optimizing asset performance and executing value-driven investments enhances the Board’s oversight of financial performance and capital efficiency. Mr. Wimbush qualifies as an SEC Audit Committee Financial Expert.

Career Highlights
Norfolk Southern Corporation (NYSE: NSC) – a premier U.S. transportation company and railroad operator
• Chief Real Estate Officer and Corporate Sustainability Officer (2007-2015)
• Vice President, Real Estate (2004-2007)
• Senior General Counsel (2002-2004)
• General Counsel, Operations and other legal positions of increasing responsibility (1980-2002)

Director Since: 2024

Committees:
• Nominating and Corporate Governance (Chair)
• Audit

Age: 70

Other Company Directorships (past 5 years):
• Atlantic Union Bankshares Corp (NYSE: AUB) (since 2018)

Education:
• B.A., Political Science, University of Rochester
• J.D., University of Virginia School of Law
• Advanced Management Program, Harvard Business School

AH Realty Trust, Inc.	18	Proxy Statement 2026

Proposal 1: Election of Directors

Lori B. Wittman	Independent Director

Reasons for Nomination
Lori Wittman brings extensive financial leadership and capital markets expertise to the Board across the real estate industry. Her background includes overseeing complex transactions, capital formation initiatives, and financial operations across both public and private real estate platforms. This experience provides the Board with a well-informed perspective on financial oversight and disciplined growth.

Lori Wittman’s experience is especially relevant to AH Realty Trust as the Company pursues growth while maintaining strong financial discipline across its portfolio, informed by her extensive work with publicly traded REITs. Her background enables the Board to rigorously evaluate capital allocation decisions, REIT‑specific financing strategies, and investment returns, while ensuring appropriate risk management, regulatory awareness, and transparency. Ms. Wittman’s hands‑on leadership in REIT financial operations and capital markets strengthens the Board’s ability to oversee scalable growth, navigate market cycles, and align financial strategy with long‑term shareholder value creation.

Key Skills and Expertise
• As a Chief Financial Officer with experience across multiple REITs, including her current role at Aventine Property Group, Ms. Wittman has overseen financial planning and analysis, capital allocation strategy, reporting, and balance sheet management, driving effective portfolio management.

• Ms. Wittman brings significant experience executing strategic transactions and joint ventures to drive growth initiatives. She played a key role in the initial public offering of Big Rock Partners Acquisition Corporation and its subsequent business combination with NeuroRx, Inc. to form NRx Pharmaceuticals in 2021.

• During her service at Ventas, Inc., she supported the establishment of approximately $1.4 billion of initial debt capitalization and was instrumental in the execution of the successful spin-off of Care Capital Properties. Having assumed the role of Chief Financial Officer at Care Capital Properties, she created a strong foundation for growth as an independent company, raising more than $11 billion across unsecured bonds, equity, credit facilities, and mortgage financing.

Career Highlights
Aventine Property Group – a privately held REIT
• Executive Vice President and Chief Financial Officer (since 2023)

NetSTREIT Corporation (NYSE: NTST) – a REIT specializing in single-tenant net lease retail properties
• Interim Chief Financial Officer (2022-2023)

Big Rock Partners Acquisition Corporation (former Nasdaq: BRPA) – a Special Purpose Acquisition Company (SPAC) that merged with NeuroRx, Inc. in 2021
• Senior Advisor (2020-2021)
• Executive Vice President and Chief Financial Officer (2017-2020)

Care Capital Properties (former NYSE: CCP) – a public real estate investment trust
• Executive Vice President and Chief Financial Officer (2015-2017)

Ventas, Inc. (NYSE: VTR) – a healthcare REIT
• Senior Vice President, Capital Markets and Investor Relations (2011-2015)

Director Since: 2026

Age: 67

Other Company Directorships (past 5 years):
• NetSTREIT Corporation
(NYSE: NTST) (since 2020)
• Chiron Real Estate, Inc.
(NYSE: XRN) (since 2018; formerly Global Medical Reit, Inc. (NYSE: GMRE))

Education:
• B.A., Geography and Sociology, Clark University
• MBA, Finance and Accounting, University of Chicago
• M.A., City Planning, Housing and Real Estate Finance, University of Pennsylvania

AH Realty Trust, Inc.	19	Proxy Statement 2026

Proposal 1: Election of Directors
Vote Required and Recommendation
The affirmative vote of the holders of a majority of all the votes cast for or against a nominee at the Annual Meeting is necessary for the election of the nine director nominees. For purposes of the vote on this proposal, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES SET FORTH ABOVE.

AH Realty Trust, Inc.	20	Proxy Statement 2026

Corporate Governance
Corporate Governance
Board Leadership Structure
In connection with Mr. Haddad's retirement as Chief Executive Officer, he was elected as Executive Chairman effective January 1, 2025. He held this position until December 31, 2025. Mr. Tibbetts was appointed Chairman of the Board effective January 1, 2026. Following Ms. Hardy’s retirement from the Board at the 2025 Annual Meeting of Stockholders, Mr. Carroll was elected to serve as Lead Independent Director.

The Board believes that the combination of our Chief Executive Officer and Lead Independent Director provides clear leadership, effective oversight, and strong alignment in the development and execution of the Company’s corporate strategy.

LEAD INDEPENDENT DIRECTOR DUTIES AND RESPONSIBILITIES
•Serving as liaison between the Chairman and the independent directors;
•Presiding at all Board meetings when Chairman is not present, including executive sessions of the independent directors;
•Approving materials sent to the Board and advising on such information;
•Approving meeting agendas for the Board and coordinating with the Chairman with respect to developing such agendas;
•Approving Board meeting schedules to assure sufficient agenda item discussion time and coordinating with the Chairman to develop such schedules;
•Calling meetings of the independent directors;
•Serving as the focal point of communication to our Board of Directors regarding management plans and initiatives;
•Ensuring that the role between Board oversight and management operations is respected;
•Providing the medium for informal dialogue with and between independent directors, allowing for free and open communication within that group; and
•Serving as the communication conduit for third parties who wish to communicate with our Board of Directors.

The Lead Independent Director is selected annually by a majority of the independent directors then serving on the
Board of Directors.
Corporate Governance Guidelines
The Board has adopted Corporate Governance Guidelines, which describe the Board's responsibility for oversight of the business and affairs of the Company as well as guidelines for determining director independence and consideration of potential nominees to the Board. The Corporate Governance Guidelines can be found on the Company's website at https://ir.ahrealtytrust.com. The Board, directly and through its Nominating and Corporate Governance Committee, regularly reviews developments and best practices in corporate governance and makes modification to the Corporate Governance Guidelines, committee charters and other key governance documents, policies and practices as it determines necessary or appropriate.

Independence of Directors
NYSE listing standards require NYSE-listed companies to have a majority of independent board members and a nominating/corporate governance committee, a compensation committee, and an audit committee, each comprised solely of independent directors. Under the NYSE listing standards, no director of a company qualifies as “independent” unless the Board of Directors of the Company affirmatively determines that the director has no material relationship with the Company (either directly or as a partner, stockholder, or officer of an organization that has a relationship with such company).

The Board has affirmatively determined that six of the nine director nominees are independent under the requirements of the NYSE. All of the members of the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee are independent directors under the requirements and rules of the NYSE and other applicable laws, rules and regulations. Messrs. Hoffler, Haddad, and Tibbetts are not independent directors.

AH Realty Trust, Inc.	21	Proxy Statement 2026

Corporate Governance
Board and Committee Meetings
During the fiscal year ended December 31, 2025, the Board of Directors met ten times. During 2025, each current director (excluding Ms. Boykin who was elected to the Board in March 2025) attended 98% of the aggregate of the total meetings of the Board.
Directors are encouraged to attend each Annual Meeting of Stockholders. Each of the directors that were nominees at the time of the 2025 Annual Meeting were present at the 2025 Annual Meeting.
Executive Sessions of Non-Management Directors
The independent directors hold regularly scheduled executive session of the Board and its committees without senior management or the non-independent directors present. These executive sessions are chaired by the Lead Independent Director at Board meetings or by the committee chairs at the committee meetings, each of whom is an independent director. The independent directors met in executive session at all of the regularly scheduled Board and committee meetings held in 2025.

Board Membership
The Nominating and Corporate Governance Committee assists the Board in establishing criteria and qualifications for potential Board members. The committee identifies individuals who meet such criteria and qualifications to become Board members and recommends to the Board such individuals as potential nominees for election to the Board.

In addition to the skills set forth on page 9 and other considerations in respect of the potential needs of the Board, the committee seeks attributes in potential new members that will complement and enhance the Board's existing make-up, while taking into account expected retirements, to best facilitate Board succession, transition and effectiveness. The committee evaluates each individual in the context of the Board as a whole, to recommend a group that can best contribute to the success of our Company.

In accordance with the Company's Corporate Governance Guidelines, directors may not be nominated or stand for re-election after reaching age 80, unless the Board, in its discretion, elects to waive this limitation.

Majority Voting Standard for Uncontested Director Elections
Our bylaws provide for majority voting in uncontested elections of directors. Under this majority voting standard, the affirmative vote of a majority of the votes cast for or against a nominee is required for the election of a director in an uncontested election, which means that the number of votes cast for a director must exceed the number of votes cast against such director. In any contested election, in which the number of director nominees exceeds the number of directors to be elected, directors will be elected by a plurality of the votes cast.

In addition, our Corporate Governance Guidelines require incumbent director nominees who fail to receive a majority of the votes cast in an uncontested election of directors to submit an offer to resign from our Board of Directors. The Nominating and Corporate Governance Committee of our Board must consider any such offer to resign and make a recommendation to our Board on whether to accept or reject the resignation. Taking into account the recommendation of the Nominating and Corporate Governance Committee, our Board will determine whether to accept or reject any such resignation within 90 days after the certification of the election results, and we will report such decision in a press release, filing with the SEC or by other public announcement. If an incumbent director’s resignation is accepted by our Board, then our Board may fill the resulting vacancy or decrease the size of our Board in accordance with our bylaws. If a director’s resignation is not accepted by our Board, such director will continue to serve until his or her successor is duly elected and qualified, or his or her earlier death, resignation, retirement, or removal. For the purposes of applying this majority voting standard, an election is considered “uncontested” if no stockholder provides notice of its intention to nominate one or more candidates to compete with our Board's nominees in the manner required by our bylaws, or if any such stockholder has withdrawn all such nominations on or before the close of business ten days prior to the filing of our definitive proxy statement with the SEC.
Succession Planning
Succession planning is a critical component of our corporate governance strategy. As part of our commitment to ensuring continuity and sustained leadership excellence, our Board of Directors regularly assesses potential successors, mentoring programs, and leadership development initiatives. The Company’s succession plan outlines a structured approach to identifying and cultivating talent within our organization and preparing individuals for key leadership roles. Our focus is on developing a pipeline of skilled individuals who can seamlessly step into leadership positions as needed. By fostering a culture of continuous learning and talent development, we aim to mitigate any potential disruptions and ensure the smooth transition of leadership roles. This commitment to succession planning underscores our dedication to long-term stability, resilience, and the sustained success of our company.

AH Realty Trust, Inc.	22	Proxy Statement 2026

Corporate Governance
Consistent with the Company’s overarching succession plan, which was previously disclosed, the following management changes were completed:

•On January 1, 2026, Mr. Tibbetts was appointed Chairman of the Board.

•On January 1, 2025, Shawn J. Tibbetts was appointed Chief Executive Officer, having previously served as the Company's President from February 15, 2024 and Chief Operating Officer since joining the Company in 2019. His appointment to Chief Executive Officer marks the completion of the Company's six-year strategic succession plan.

We believe that our succession planning framework positions the Company for long-term success and sustainability. The Board of Directors remains dedicated to ensuring a seamless transition of leadership when necessary.

The Board of Directors remains committed to active board refreshment to ensure optimal board structure, strong composition, and the exercise of sound business judgment in discharging the Board's responsibilities in accordance with evolving standards and practices. We seek to add directors who contribute to the unique mix of background, expertise, perspective, age, and gender of our Board of Directors. The Nominating and Corporate Governance Committee aspires to achieve a balanced mix of skills and experiences relevant to the Company's strategic direction and operations, while leveraging the deep institutional knowledge and valuable insight associated with the Board's more tenured directors. Our focus is to have a board that continues to deliver a high standard of performance and governance expected by investors. Consistent with this goal, we are nominating two independent directors at the Annual Meeting.

Director Nominee Selection Process
The Nominating and Corporate Governance Committee is responsible for, among other things, the selection and recommendation to our Board of Directors of nominees for election as directors. In assessing candidates for election to our Board of Directors, the Nominating and Corporate Governance Committee takes into account such factors as it deems appropriate, including, among others, familiarity with our industry, broad experience in business, finance or administration, diversity of both background and experience, areas of expertise, and other factors relative to the overall composition of the Board of Directors. In addition, the Nominating and Corporate Governance Committee considers whether a potential candidate for director has the time available, in light of other business and personal commitments, to perform the responsibilities required for effective service on the Board of Directors. The Board of Directors believes its effectiveness is enhanced by being comprised of individuals with diverse backgrounds, skills and experience that are relevant to the role of the Board of Directors and the needs of our business. Accordingly, the Board of Directors, through the Nominating and Corporate Governance Committee, will regularly review the changing needs of the business and the skills and experience resident in its members, with the intention that the Board of Directors will be periodically “renewed” as certain directors rotate off and new directors are recruited. The Board of Director’s commitment to diversity and renewal will be tempered by the need to balance change with continuity and experience. Additionally, in the interest of allowing for new perspectives and diversity on the Board, directors may not stand for re-election to the Board at our next annual meeting of stockholders after reaching the age of 80.

Applying the criteria described above, the Nominating and Corporate Governance Committee considers candidates for Board membership suggested by its members and other Board members, as well as management and stockholders or other persons. These candidates may be evaluated at meetings of the Nominating and Corporate Governance Committee as necessary and discussed by the Nominating and Corporate Governance Committee from time to time. Candidates may be considered at any point during the year. After completing the identification and evaluation process described above, and in the table below, the Nominating and Corporate Governance Committee recommends the nominees for election to the Board of Directors. Taking the Nominating and Corporate Governance Committee’s recommendation into consideration, the Board of Directors then approves the nominees for directorship for stockholders to consider and vote upon at the annual meeting of stockholders. The table below presents our Board's process for identifying and evaluating candidates for Board membership.

AH Realty Trust, Inc.	23	Proxy Statement 2026

Corporate Governance

Review Succession Plan	Director Nominee Search	Evaluation of Candidates	Recommend to the Board	Selection by Board
The Nominating and Corporate Governance Committee evaluates the needs and desired attributes of the Board and the Company, then considers any necessary updates to the Board succession plan.	Potential candidates are recommended by the current directors, senior management, search firms, and stockholders.	The Nominating and Corporate Governance Committee will evaluate the potential qualified candidates and conduct interviews as necessary.
The Nominating and Corporate Governance Committee will analyze the background, expertise, independence and other qualifications and attributes of the candidates before making a recommendation to the Board.
The Board will evaluate and select director nominees based on the recommendations by the Nominating and Corporate Governance Committee, including additional interviews if necessary.

Stockholders wishing to nominate individuals for consideration as directors must follow the procedures described in Article II, Section 11 of the Company’s bylaws, including (among other requirements) the receipt of written notice of the nomination by our Corporate Secretary, no later than 120 days prior to the first anniversary of the date of the proxy statement for the previous year’s annual meeting of stockholders. The stockholder’s notice must set forth as to each nominee all information relating to the person that would be required to be disclosed in a solicitation of proxies for election of directors pursuant to Regulation 14A under the Exchange Act if the candidate had been nominated by or on behalf of our Board of Directors. Recommendations by stockholders that are made in this manner will be evaluated in the same manner as other candidates. See “Other Matters—Stockholder Proposals and Communications with the Board—Stockholder Recommendations for Potential Director Nominees." In addition, our bylaws also include a “proxy access” provision which enables eligible long-term stockholders to nominate and include their own director nominees in the Company’s proxy materials, along with the candidates nominated by our Board. See “Other Matters—Stockholder Recommendations for Potential Director Nominees."
Stockholder Amendments to Bylaws
The bylaws provide stockholders satisfying the ownership and eligibility requirements of Rule 14a-8 under the Exchange Act the power, by the affirmative vote of a majority of all votes entitled to be cast on the matter, to alter or repeal any provision of the bylaws and to adopt new bylaws, except that stockholders do not have the power to alter or repeal Article XIV (related to amendments to the bylaws) or Article XII (related to indemnification and advancement of expenses) of the bylaws or adopt any provision of the bylaws inconsistent with Article XIV or Article XII without the approval of the Board.
Board Self-Assessment and Evaluation
Annual self-evaluation and assessment of Board performance help ensure that our Board and its committees function effectively and in the best interests of our stockholders. This process also promotes good governance and helps set expectations for the relationship and interaction between the Board and management. The Board’s annual self‑evaluation and assessment process is reviewed and considered each year.

As part of or annual self-evaluation, the Company's Corporate Secretary interviews each independent director regarding the performance of the full Board and each committee. Directors fill out questionnaires that cover a range of topics, such as overall board performance, structure, composition, communication and interaction with management. A summary of the assessment results is provided by the Corporate Secretary to the committee Chairman, independent Lead Director, and then reviewed with the full Board. The Board discusses areas of improvement and changes are implemented as appropriate.

Role of the Board in Risk Oversight
Our Board has overall responsibility for risk oversight with a focus on the more significant risks facing our Company and reviews and oversees our Enterprise Risk Management Program, which is a program designed to effectively and efficiently identify and assess management's visibility into critical company risks and to facilitate the incorporation of risk considerations into decision making. The Enterprise Risk Management program does this by clearly defining risks facing the Company and bringing together executive management and the Board to discuss these risks. This promotes visibility and constructive dialogue around risk at the executive management and Board level and facilitates appropriate risk response strategies.

Each of the Board's committees also assists the Board in this oversight with respect to the following risks:

AH Realty Trust, Inc.	24	Proxy Statement 2026

Corporate Governance
•The Audit Committee has the responsibility to consider and discuss our major financial and cybersecurity risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also monitors compliance with legal and regulatory requirements, in addition to oversight of the performance of our internal audit function.

•The Nominating and Corporate Governance Committee monitors the effectiveness of our corporate governance guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct. This committee also monitors the effectiveness of our sustainability initiatives.

•The Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.

By assigning such responsibilities, the Board believes it can more effectively identify and address risks. Throughout the year, the Board, and each of the committees, review and discuss specific risk topics in significant detail in their respective meetings with our senior management team.

Board Committees
Our Board of Directors has established three standing committees: the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee. The principal functions of each committee are described below. We comply with the listing requirements and other rules and regulations of the NYSE, as amended or modified from time to time, and each of these committees is comprised exclusively of independent directors. Additionally, our Board may from time to time establish certain other committees to facilitate the management of our company. Members of these committees are elected annually by the Board. The charters of each of these committees are available on our website at https://ir.ahrealtytrust.com.

For the Committee Assignments, please see page 9.

AUDIT COMMITTEE
The Audit Committee is comprised of Messrs. Carroll, Cherry, Gartman and Wimbush with Mr. Carroll serving as chairperson. Each member of the Audit Committee qualifies as an “audit committee financial expert” as that term is defined by the applicable SEC regulations. The Board determined that each of the Audit Committee members is “financially literate” as that term is defined by the NYSE corporate governance listing standards, and the Board has determined that each of the directors serving on the Audit Committee is “independent” within the meaning of the applicable rules of the SEC and the NYSE listing standards. We adopted an Audit Committee charter, which details the principal functions of the Audit Committee, including oversight related to:

•Assists the Board in its oversight of:
◦the integrity of our financial statements
◦our accounting and reporting processes and controls
◦REIT and other tax compliance
◦our internal audit functions
◦compliance with financial, legal, and regulatory requirement
•our information security program;
•the evaluation of the qualifications, independence, and performance of our independent registered public accounting firm;
•approves the Audit Committee Report as shown on page 34, the report further details the Audit Committee's responsibilities.
•supervise the Enterprise Risk Management program. Our Enterprise Risk Management Program identifies and assesses the major risks we face and includes the development of strategies for controlling, mitigating and monitoring those risks. As part of this process, on an annual basis, on behalf of the Audit Committee, the Company's internal audit function reviews and assesses the Company's Enterprise Risk Management Program, including how risks are identified, managed, measured, monitored and reported. The identified risks and risk mitigation strategies are validated with management and presented to the Audit Committee and the Board. These risks and the Company's mitigation efforts are monitored throughout the year.

CYBERSECURITY GOVERNANCE HIGHLIGHTS
The Board considers cybersecurity risk as part of its risk oversight function, and the Audit Committee oversees the Company's cybersecurity and other information technology risk exposures and the steps taken by management to monitor and control such exposures. Our cybersecurity risk profile and cybersecurity program status are reported to the Audit Committee at least annually. In addition, management updates the Audit Committee, as necessary, regarding any material cybersecurity incidents, as well as any

AH Realty Trust, Inc.	25	Proxy Statement 2026

Corporate Governance
incidents with less impact potential. The Audit Committee reports to the Board regarding its activities, including those related to cybersecurity, and the Board also receives briefings from management on our cybersecurity risk management program as appropriate.

Our management team supervises efforts to prevent, detect, mitigate, and remediate cybersecurity risks and incidents through various means, which may include briefings from internal security personnel, threat intelligence and other information obtained from governmental, public, or private sources, including external consultants engaged by us, and alerts and reports produced by security tools deployed in the IT environment.
During the fiscal year ended December 31, 2025, the Audit Committee met eight times.
COMPENSATION COMMITTEE
The Compensation Committee is comprised of Messrs. Allen and Cherry and Ms. Boykin, with Mr. Cherry serving as chairperson. The Board has determined that each of the directors serving on the Compensation Committee is “independent” within the meaning of the applicable rules of the SEC and the NYSE listing standards. We adopted a Compensation Committee charter, which details the principal authority and functions of the Compensation Committee, including:

•reviewing and approving on an annual basis the corporate goals and objectives relevant to our chief executive officer’s compensation, evaluating our chief executive officer’s performance in light of such goals and objectives, and determining and approving the remuneration of our chief executive officer based on such evaluation;
•reviewing and approving the compensation of all of our other officers;
•reviewing our executive compensation policies and plans;
•implementing and administering our incentive compensation equity-based remuneration plans;
•implementing and administering our incentive compensation clawback policy;
•assisting management in complying with our Proxy Statement and Annual Report disclosure requirements;
•to the extent required by applicable SEC rules, producing a report on executive compensation to be included in our annual Proxy Statement; and
•reviewing, evaluating, and recommending changes, if appropriate, to the remuneration for directors.

For more information, see “Compensation Discussion and Analysis” contained elsewhere in this Proxy Statement.

During the fiscal year ended December 31, 2025, the Compensation Committee met three times.
NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
The Nominating and Corporate Governance Committee is comprised of Ms. Boykin and Messrs. Allen, Cherry, and Wimbush, with Mr. Wimbush serving as chairperson. The Board has determined that each of the directors serving on the Nominating and Corporate Governance Committee is “independent” within the meaning of the applicable rules of the SEC and the NYSE listing standards. We adopted a Nominating and Corporate Governance Committee charter, which details the principal functions of the Nominating and Corporate Governance Committee, including:

•identifying and recommending to the full Board of Directors qualified candidates for election as directors and recommending nominees for election as directors at the annual meeting of stockholders;
•developing and recommending to the Board of Directors corporate governance guidelines; and implementing and monitoring such guidelines;
•recommending to the Board of Directors appropriate policies and initiatives developed by our Sustainability Committee;
•reviewing and making recommendations on matters involving the general operation of the Board of Directors, including board size and composition, and committee composition and structure;
•recommending to the Board of Directors nominees for each committee of the Board of Directors;
•annually facilitating the assessment of the Board of Directors’ performance as a whole and of the individual directors, as required by applicable law, regulations, and the NYSE corporate governance listing standards; and
•overseeing the Board of Directors’ evaluation of management.

During the fiscal year ended December 31, 2025, the Nominating and Corporate Governance Committee met two times.

AH Realty Trust, Inc.	26	Proxy Statement 2026

Corporate Governance
Stock Ownership Guidelines

The Company has stock ownership guidelines that require all of our NEOs and directors to own shares of our common stock with a value equal to a certain multiple of his or her annual retainer or base salary. Our Board believes that the Stock Ownership Guidelines promote (i) the further alignment of the interests of such individuals and the Company’s stockholders, (ii) the creation of value for the Company’s stockholders, and (iii) the accountability of such individuals for the performance of the Company. Directors and NEOs have five years from the date they become a member of the Board or begin to serve in an officer role listed below to meet the ownership level.

Covered Person	Multiple of Salary/Retainer
Chief Executive Officer	5x
Chief Financial Officer	3x
Non-employee Directors	3x

Other than Ms. Boykin and Mr. Allen, all other directors and NEOs are in compliance with the stock ownership requirements. Ms. Boykin became a director of the Company on March 1, 2025 and has until March 1, 2030 to meet the required ownership levels. Mr. Allen is not standing for re-election this year.

The Company also has a stock retention requirement for directors and NEOs. Any director or NEO who has not achieved the applicable stock ownership threshold must hold all net shares (after shares are sold or withheld to pay the exercise price of any stock options and applicable withholding taxes) or LTIP Units received until he or she meets the applicable stock ownership threshold.

Insider Trading Policy
Our Board has adopted an Insider Trading Policy, which applies to all of our directors, officers, and employees. The policy prohibits our directors, officers, employees, and any entities they control from engaging in transactions in the Company’s securities, including common stock and preferred stock, if those persons are in possession of material non-public information. It includes a number of exemptions, such as when the transaction is effected pursuant to a plan or arrangement that is compliant with Rule 10b5-1 under the Exchange Act. The policy also sets out particular blackout periods during which no trading may typically occur. Scheduled blackout periods occur around the dates quarterly and annual reports are being prepared, until the third trading day after the announcement of our earnings for the quarter, and additional event-specific blackout periods can be imposed. We believe the Insider Trading Policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, and the NYSE listing standards applicable to us.
Hedging, Pledging and Short-Term Speculative Transactions
We prohibit the purchase or sale of puts, calls, options, or other derivative securities based on the Company’s securities by any of our directors or employees (or any designee of any of them). We also prohibit hedging or monetization transactions, such as forward sale contracts, in which the stockholder owns the underlying Company security without all the risks of ownership.
Clawback Policy
We have adopted an Incentive Compensation Clawback Policy (the “Clawback Policy”) in compliance with Section 303A.14 of the NYSE Listed Company Manual and Section 10D of the Exchange Act. Under the Clawback Policy, the Company must recover from any “Executive Officer,” as such term is defined in Rule 10D-1 under the Exchange Act and Section 303A.14 of the NYSE Listed Company Manual, of the Company the amount of any erroneously awarded incentive-based compensation. The Clawback Policy became effective as of October 2, 2023, the effective date of Section 303A.14 of the NYSE Listed Company Manual. During the year ended December 31, 2025, the Company was not required to recoup any compensation under the Clawback Policy.

Information Security
Our Board recognizes the risks inherent in today's cybersecurity environment. We are committed to proactively researching, implementing, and updating technology security hardware, software, and strategies as the threat landscape around us evolves, ensuring we offer the best protection for our resources and information from unauthorized access. Our governance strategy for information security has been organized as follows:

AH Realty Trust, Inc.	27	Proxy Statement 2026

Corporate Governance

•Our Board, including through delegation to our Audit Committee, exercises oversight over cybersecurity risks and controls.
•Our Audit Committee and our Board regularly receive updates (including, in the case of our Audit Committee, quarterly updates) from the Chief Financial Officer and other members of management regarding the status of cybersecurity initiatives and the effectiveness of our internal control system related to information security. In connection with such updates, our Board and Audit Committee discuss our approach to cybersecurity risk management with management. Additionally, the Audit Committee periodically receives presentations from third-party cybersecurity experts to remain informed of developments in cyber risk and mitigation. Our Board and Audit Committee also receive prompt and timely information regarding any cybersecurity incident that meets established reporting thresholds, as well as ongoing updates regarding such incident until it has been addressed.
•We manage cybersecurity threats by employing a comprehensive process that is integral to our overall risk management framework. Our risk management approach is designed to be aligned with the Committee of Sponsoring Organizations of the Treadway Commission ("COSO") 2017 Enterprise Risk Management (“ERM”) framework. This system includes a risk assessment process which encompasses information technology (“IT”) and cybersecurity risks that could be material to our organization.
•Our overall risk management system provides a structured and consistent approach to risk identification, assessment, and response, including those related to cybersecurity. The integration of cyber risks into our ERM framework underscores our commitment to upholding a robust governance structure that emphasizes the protection of our information systems. We also regularly engage independent third-party consultants to conduct cybersecurity program assessments utilizing the Center for Internet Security ("CIS") framework v8.
•The management team ensures the implementation of robust monitoring protocols for preventing, detecting, mitigating, and remediating cybersecurity threats. We use a ‘defense in layers’ approach which constitutes a cybersecurity strategy that involves the use of multiple types of securities measures, each designed to protect against a different vector of attack. Management is supported by third-party monitoring, next-generation hardware, and automated logging analysis. We utilize third parties for penetration testing and log evaluation, which provides 24/7 network monitoring to assist in rapid identification and mitigation of any suspicious network access.
•We maintain an Incident Response Plan, based on guidance within the National Institute of Standards and Technology's Computer Security Incident Handling Guide, which provides an escalation policy for identified security incidents. Our escalation policy details specific escalation processes by which senior leadership are informed about and monitor the prevention, detection, mitigation, and remediation of cybersecurity incidents.
•Our internal audit department performs periodic assessments of the design and operating effectiveness of our cybersecurity controls.
•We conduct company-wide IT security training, supported by weekly executed simulated email phishing attacks for employee training and recognition of attacks.
•We maintain strategic partnerships with third-party assessors, consultants, and auditors to enhance our defense mechanisms. This includes the use of third parties for penetration testing, log evaluation, and network monitoring to assist in rapid identification and mitigation of any suspicious network access to ensure the effective detection and mitigation of cybersecurity threats. The results of such tests and assessments are reported to our Audit Committee and our Board, and we adjust our cybersecurity policies, standards, processes, and practices as necessary based on the information provided by the tests and assessments.
•Our vendor risk assessment program is designed to identify, evaluate, and manage risks associated with third-party service providers. As a part of this program, we regularly review third-party attestation reports, such as SOC 1 and SOC 2, for key service providers to validate the effectiveness of their cybersecurity policies and controls. This ensures alignment with our standards for cybersecurity. Additionally, we require all vendors with whom we have a direct contract or agreement, with limited exceptions, to comply with the Vendor Code of Business Conduct. Vendors are required to maintain the confidentiality of information entrusted to them by us. Additionally, the Vendor Code of Business Conduct provides instructions for vendors to report violations confidentially.
•We maintain cybersecurity risk insurance covering risks including ransomware, forensic analysis and recovery, and brand protection.

Code of Business Conduct and Ethics
Our Board of Directors established a Code of Business Conduct and Ethics that applies to our officers, directors, and employees. Among other matters, our Code of Business Conduct and Ethics is designed to promote:

•honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships, including vendor relationships;
•full, fair, accurate, timely, and understandable disclosure in our SEC reports and other public communications;
•compliance with applicable laws, rules, and regulations;
•human rights and leading environmental practices;
•prompt internal reporting of violations of the code to appropriate persons identified in the code; and
•accountability for adherence to the Code of Business Conduct and Ethics.

AH Realty Trust, Inc.	28	Proxy Statement 2026

Corporate Governance
Political contributions on behalf of the Company are prohibited.

Any waiver of the Code of Business Conduct and Ethics for our executive officers or directors must be approved by the Board of Directors or a committee of the Board of Directors, and any such waiver shall be promptly disclosed to stockholders as required by law or NYSE regulations. Such disclosure may be made by distributing a press release, providing website disclosure or by filing a Current Report on Form 8-K with the SEC.

Availability of Corporate Governance Materials
Stockholders may view our corporate governance materials, including the charters of the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee, our Corporate Governance Guidelines, our Code of Business Conduct and Ethics, and various other corporate governance policies, on our website at www.AHRealtyTrust.com under the “Investors” tab. These documents are also available in print to any stockholder who sends a written request to such effect to Investor Relations, AH Realty Trust, Inc., 4605 Columbus Street, Virginia Beach, Virginia 23462. Information at or connected to our website is not and should not be considered a part of this Proxy Statement. Any amendments to our corporate governance materials will be uploaded to our website without express notice to our stockholders.

AH Realty Trust, Inc.	29	Proxy Statement 2026

Related Party Transactions

Related Party Transactions

Related Party Transaction Policy
The Board of Directors has adopted a written related person transaction approval policy to further the goal of ensuring that any related person transaction is properly reviewed, approved by the Audit Committee, and fully disclosed in accordance with the rules and regulations of the SEC and the NYSE. The policy applies to transactions or arrangements between the Company and any related person, including directors, director nominees, executive officers, greater than 5% stockholders, and the immediate family members of each of these groups (the “Related Persons”). They do not, however, apply with respect to general conflicts between the interests of the Company and our employees, officers, and directors, including issues relating to engaging in a competing business and receiving certain benefits from the Company, such as loans or guarantees of obligations, which are reported and handled in accordance with the Company’s Code of Business Conduct and Ethics and other procedures and guidelines implemented by the Company from time to time.

Under the policy, the Related Person is responsible for identifying and reporting to the Audit Committee any proposed related person transaction. In the event the Chief Executive Officer determines that it is impractical or undesirable to wait until an Audit Committee meeting can be convened in order to review a transaction with a Related Person, the Chairperson of the Audit Committee may act as an authorized subcommittee on behalf of the Audit Committee to review such transaction, so long as the Chairperson is a disinterested member with respect to such transaction. After considering all the facts and circumstances available to the Audit Committee, the Audit Committee will approve, ratify, or reject the transaction, in its discretion. All approved transactions with Related Persons will be disclosed to the full Board of Directors.
Related Party Transactions
We describe below transactions and series of similar transactions, during our last fiscal year, to which we were a party or will be a party, in which:

•the amounts involved exceeded or will exceed $120,000; and
•any of our directors, executive officers, holders of more than 5% of our outstanding common stock, or any member of their immediate family had or will have a direct or indirect material interest.

Additionally, we may provide information about related party transactions that we believe may be of interest to stockholders regardless of whether they meet the criteria above.

During 2025, the Company received $185,000 in rental income from Crestline Hotels and Resorts LLC, an entity of which James Carroll, a member of the Board of Directors, serves as the Chief Executive Officer.

Indemnification of Officers and Directors
The charter and bylaws provide for certain indemnification rights for our directors and officers, and we entered into an indemnification agreement with each of our executive officers and directors, providing for procedures for indemnification and advancements by us of certain expenses and costs relating to claims, suits, or proceedings arising from their service to us or, at our request, service to other entities, as officers or directors, or in certain other capacities, to the maximum extent permitted by Maryland law.

AH Realty Trust, Inc.	30	Proxy Statement 2026

Director Compensation
Director Compensation
Elements of 2025 Non-Employee Director Compensation
During the fiscal year ended December 31, 2025, the directors, other than Mr. Tibbetts and Mr. Haddad, were compensated for their service based on the following schedule:

Annual Cash Retainer	55,000
Annual Equity Award of Restricted Shares or Time-Based LTIP units	55,000
Additional Annual Cash Retainers for:
Lead Independent Director	15,000
Audit Committee Chair	12,500
Compensation Committee Chair	10,000
Nominating and Corporate Governance Committee Chair	10,000
Chairman Emeritus	25,000

Each non-employee director receives the annual base cash retainer for his or her services in cash in quarterly installments in conjunction with quarterly meetings of the Board. Each non-employee director may elect to receive up to 100% of his or her annual cash retainers in fully vested shares of our common stock or LTIP units (as defined in “Compensation Discussion and Analysis - LTIP Units” on page 47). On the date of each annual meeting of stockholders, each non-employee director receives an annual equity award of, at the director's election, restricted shares or LTIP units, which, in either case, will vest on the date of the first annual meeting of stockholders after the date of grant, subject to the director’s continued service on the Board of Directors on such date. All awards of restricted stock and LTIP units granted to each non-employee director will vest in full upon a change in control (as defined in the Company's Amended and Restated 2013 Equity Incentive Plan, as amended (the "Equity Incentive Plan"). The number of shares or units granted is based on the five-day average closing price of our common stock before the grant date. We also reimburse each of our directors for his or her travel expenses incurred in connection with his or her attendance at full Board of Directors and committee meetings, attendance at annual or special meetings of our stockholders, and site visits to our properties.

In connection with Mr. Hoffler’s appointment as Chairman Emeritus, the Compensation Committee approved an annual retainer of $25,000 for Mr. Hoffler, for his services, in addition to the retainer payable to our other non-employee directors.

For the year ended December 31, 2025, Mr. Tibbetts served as our Chief Executive Officer and did not receive any additional compensation for his service on the Board.

AH Realty Trust, Inc.	31	Proxy Statement 2026

Director Compensation
Director Compensation for 2025
The following tables provide information on the compensation of each of our directors serving as of the fiscal year ended December 31, 2025, other than Mr. Tibbetts, who received no separate compensation for his service as a director, and Mr. Haddad, whose compensation is disclosed in the "Executive Chair Compensation" section below. For information related to the compensation of Mr. Tibbetts, please refer to "Compensation Tables and Narratives" section on page 48.

Directors(1)	Fees Earned or Paid in Cash ($)		Equity Awards(2) ($)		All Other Compensation ($)		Total ($)
George F. Allen	65,000		48,501				113,501
Jennifer R. Boykin	42,931		48,501				91,432
James A. Carroll	56,250		67,251				123,501
James C. Cherry	65,000		48,501				113,501
Dennis H. Gartman	—		108,899				108,899
Louis S. Haddad	323,183	(3)	1,623,904	(4)	58,019	(5)	2,005,106
Eva S. Hardy (6)	35,000						35,000
Daniel A. Hoffler	67,500		48,501				116,001
A. Russell Kirk (7)	27,500		—				27,500
F. Blair Wimbush	—		103,501				103,501
(1)

Director	Number of Shares or Units of Stock That Have Not Vested
George F. Allen	7,938
Jennifer R. Boykin	7,938
James A. Carroll	7,938
James C. Cherry	7,938
Dennis H. Gartman	7,938
Louis S. Haddad	7,938
Eva S. Hardy (3)	—
Daniel A. Hoffler	7,938
A. Russell Kirk (4)	—
F. Blair Wimbush	7,938

(2) Represents the aggregate grant date fair value of restricted shares granted on June 23, 2025. The following table presents information about our directors’ outstanding equity awards as of December 31, 2025. The equity awards consist of time-vesting restricted shares of common stock and Time-Based LTIP units. Our directors do not hold stock options.
(3) Represents Mr. Haddad's cash retainer as Executive Chairman and Annual Cash Retainer as a Director. See Executive Chairman Compensation section below for more detail.
(4) Represents (i) the aggregate grant date fair value of the restricted shares granted on March 21, 2025 as a catch up Equity Awards for Mr. Haddad's role as a Director, (ii) the aggregate grant date fair value of the restricted shares granted on June 23, 2025 for Mr. Haddad's role as a Director, and (iii) the grant date fair market value of the restricted shares granted on March 3, 2025 as equity bonus for Mr. Haddad's role as the Chief Executive Officer of the Company for 2024.
(5) Represents annual allowance in the amount of $48,394.25, 401k and life insurance contribution in the amount of $9,624.56.
(6) Ms. Hardy retired from the Board and did not stand for re-election at the 2025 Annual Meeting of the Stockholders.
(7) Mr. Kirk retired from the Board and did not stand for re-election at the 2025 Annual Meeting of the Stockholders.

AH Realty Trust, Inc.	32	Proxy Statement 2026

Director Compensation
From January 2025 to September 2025, Mr. Hoffler was provided office space at AH Realty's office, at no incremental cost to the Company.

Executive Chairman Compensation
As part of our six-year long succession plan, Mr. Haddad resigned as Chief Executive Officer effective December 31, 2024 and retained the role of Executive Chairman of the Board for the fiscal year ending December 31, 2025.

Mr. Haddad served as Executive Chairman from January 1, 2025 through December 31, 2025. Mr. Haddad served as our Chief Executive Officer since our IPO, and, therefore, Mr. Haddad continues to offer extensive operational experience and knowledge to the Board and the Company. Mr. Haddad’s contributions to the Company include the following:

In light of transitional support Mr. Haddad is providing to Mr. Tibbetts, who was appointed as Chief Executive Officer, effective January 1, 2025, and Mr. Haddad’s continued support to management, for the fiscal year ended December 31, 2025, the Compensation Committee determined to provide Mr. Haddad an annual retainer of $250,000 and up to $50,000 allowance to cover healthcare coverage under our healthcare plan, health concierge service, tax return preparation fee, administrative support and vehicle allowance, in addition to all other equity compensation and reimbursement to which non-employee directors are entitled.

AH Realty Trust, Inc.	33	Proxy Statement 2026

Report of the Audit Committee
Report of the Audit Committee

The Audit Committee is currently composed of Messrs. Carroll, Cherry, Gartman, and Wimbush, with Mr. Carroll serving as its chairperson. The members of the Audit Committee are appointed by and serve at the discretion of the Board of Directors.

One of the principal purposes of the Audit Committee is to assist the Board of Directors in the oversight of the integrity of the Company’s financial statements. The Company’s management team has the primary responsibility for the financial statements and the reporting process, including the system of internal controls and disclosure controls and procedures. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report on Form 10-K for the year ended December 31, 2025, with our management.

The Audit Committee also is responsible for assisting the Board of Directors in the oversight of the qualification, independence, and performance of the Company’s independent auditors. The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards and the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.

The Audit Committee has received both the written disclosures and the letter from Ernst & Young LLP required by applicable guidance from the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with Ernst & Young LLP its independence. In addition, the Audit Committee has considered whether the provision of non-audit services, and the fees charged for such non-audit services, by Ernst & Young LLP are compatible with maintaining the independence of Ernst & Young LLP from management and the Company.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements for 2025 be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2025, for filing with the SEC.

Respectfully submitted,
The Audit Committee of the Board of Directors
James A. Carroll (Chairperson)
James C. Cherry
Dennis H. Gartman
F. Blair Wimbush

The Audit Committee Report above does not constitute “soliciting material” and will not be deemed “filed” or incorporated by reference into any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate SEC filings by reference, in whole or in part, notwithstanding anything to the contrary set forth in those filings.

AH Realty Trust, Inc.	34	Proxy Statement 2026

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm

The Audit Committee of our Board, which is composed entirely of independent directors, has appointed KPMG LLP ("KPMG") as our independent registered public accounting firm for the fiscal year ending December 31, 2026. After careful consideration of the matter and in recognition of the importance of this matter to our stockholders, the Board has determined that it is in the best interests of the Company and our stockholders to seek the ratification by our stockholders of the Audit Committee’s selection of our independent registered public accounting firm. A representative of KPMG will be present at the Annual Meeting, will have the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.
Change In Independent Registered Public Accounting Firm
As previously disclosed by the Company in a Current Report on Form 8-K filed on June 24, 2025 (the “Form 8-K”), on, and effective as of February 26, 2026, the Audit Committee notified Ernst & Young LLP ("Ernst & Young") of its dismissal as the Company’s independent registered public accounting firm. We had worked with EY since our IPO. The Audit Committee determined it was an appropriate time to conduct an RFP process as part of good governance and best practices. We received strong interest, with 8 firms participating in the process, including all of the Big Four. Following a thorough evaluation, KPMG was selected for the 2026 fiscal year.

Ernst & Young's audit reports on the Company’s consolidated financial statements for each of the fiscal years ended December 31, 2025 and December 31, 2024 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. Furthermore, during each of the fiscal years ended December 31, 2025 and December 31, 2024 and through the date of dismissal: (i) there were no “disagreements,” as that term is defined in Item 304(a)(1)(iv) of Regulation S-K (“Regulation S-K”), between the Company and Ernst & Young on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Ernst & Young, would have caused Ernst & Young to make reference thereto in their reports; and (ii) no “reportable events” within the meaning of Item 304(a)(1)(v) of Regulation S-K. Additionally, each of Ernst & Young's reports on the Company’s internal control over financial reporting as of December 31, 2025 and December 31, 2024 contained an unqualified opinion.

The Committee has authorized Ernst & Young to respond fully to the inquiries of KPMG concerning the foregoing reportable events and related matters.

The Company provided Ernst & Young with a copy of the disclosures in the Form 8-K, and requested that Ernst & Young provide the Company with a letter addressed to the SEC stating whether Ernst & Young agrees to the statements made by the Company therein. A copy of the letter from Ernst & Young addressed to the SEC and dates as of June 24, 2025, was filed as Exhibit 16.1 to the Form 8-K.

On June 18, 2025, the Audit Committee of the Board of Directors approved the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026.

During the fiscal years ended December 31, 2025 and 2024, neither the Company nor anyone on its behalf has consulted with KPMG LLP regarding: (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that KPMG LLP concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue; (ii) any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions; or (iii) any reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K.

Vote Required and Recommendation
The affirmative vote of the holders of a majority of all the votes cast at the Annual Meeting with respect to the matter is necessary for the approval of the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026. For purposes of the vote on this proposal, abstentions will not be counted as votes cast and will have no effect on the result of the vote. Even if the appointment of KPMG LLP as our independent registered public accounting firm is ratified, the Audit Committee may, in its discretion, change that appointment at any time during the year should it determine such a change would be in our and our stockholders’ best interests. In the event that the appointment of KPMG LLP is not ratified, the Audit Committee will consider the appointment of another independent registered public accounting firm, but will not be required to appoint a different firm.

AH Realty Trust, Inc.	35	Proxy Statement 2026

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE SELECTION OF KPMG LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2026.

Relationship with Independent Registered Public Accounting Firm
Our consolidated financial statements for the years ended December 31, 2025 and 2024 have been audited by Ernst & Young LLP, which served as our independent registered public accounting firm for these years.

The following summarizes the fees billed by Ernst & Young LLP and KPMG for services performed for the Company for the years ended December 31, 2025 and 2024:

	Year Ended December 31, 2025 ($)	Year Ended December 31, 2024 ($)

Audit Fees(1)	1,062,485	1,109,868
Tax Fees(2)	203,154	474,550
All Other Fees(3)	0	0
Total	1,265,639	1,584,418
(1) Audit fees for 2025 and 2024 include fees for the annual audit of the consolidated financial statements of the Company included in the Company’s Annual Report on Form 10-K, reviews of the condensed consolidated financial statements of the Company included in the Company’s Quarterly Reports on Form 10-Q, and the issuance of comfort letters and consents in connection with the Company’s registration statements and prospectus supplements filed with the SEC.
(2) Tax fees include fees for tax compliance services and tax planning. The Company paid aggregate tax fees of $203,154 in 2025 to KPMG LLP for tax compliance and tax advisory services. KPMG did not serve as the independent registered accounting firm for either fiscal year. As noted above, following a competitive request for proposal process, KPMG LLP has been appointed as the Company's independent registered public accounting firm for fiscal year 2026.

Pre-Approval Policies and Procedures
The Audit Committee’s policy is to review and pre-approve, either pursuant to the Audit Committee Pre-Approval Policy or through a separate pre-approval by the Audit Committee, any engagement of the Company’s independent auditor to provide any permitted non-audit service to the Company. Pursuant to the Audit Committee Pre-Approval Policy, which the Audit Committee reviews and reassesses periodically, a list of specific services within certain categories of services, including audit, audit-related and tax services, are specifically pre-approved for the upcoming or current fiscal year, subject to an aggregate maximum annual fee payable by us for each category of pre-approved services. Any service that is not included in the approved list of services must be separately pre-approved by the Audit Committee. In addition, the Audit Committee may delegate authority to its chairperson to pre-approve engagements for the performance of audit and non-audit services. The chairperson must report all pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee approved 100% of the audit-related fees, tax fees, and other fees for the year ended December 31, 2025.

AH Realty Trust, Inc.	36	Proxy Statement 2026

Proposal 3: Advisory Vote on Executive Compensation
Proposal 3: Advisory Vote on Executive Compensation

Section 14A of the Exchange Act enables our stockholders to vote to approve, on a non-binding, advisory basis, the compensation of our NEOs as disclosed in this Proxy Statement in accordance with the SEC’s rules.

As described in detail under the heading “Executive Compensation - Compensation Discussion and Analysis,” our executive compensation programs are designed to attract and retain executive talent and to align the interests of our NEOs with the interests of the Company and our stockholders by providing market competitive compensation that is closely tied to short-term and long-term performance goals set by our Compensation Committee. The compensation of our NEOs is comprised of a mix of base salary, short-term incentive compensation, long-term incentive compensation, and, from time to time, discretionary amounts as evaluated by the Compensation Committee and the Board. Please read the "Compensation Discussion and Analysis" and the "Compensation Tables and Narratives" sections for additional details about our executive compensation programs, including information about the fiscal year 2025 compensation of our NEOs.

We are asking our stockholders to indicate their support for our NEO compensation as described in this Proxy Statement. Accordingly, our Board of Directors is asking our stockholders to cast a non-binding advisory vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2026 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the Summary Compensation Table, and the other related tables and disclosure.”
Vote Required and Recommendation
The vote on the compensation of our NEOs as disclosed in this Proxy Statement is advisory, and therefore not binding on the Company, the Compensation Committee, or our Board of Directors. Our Board of Directors and our Compensation Committee value the opinions of our stockholders, and, to the extent there is any significant vote against the NEO compensation as disclosed in this Proxy Statement, we will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns. We have recommended that our stockholders should cast an advisory vote on the compensation of our NEOs on an annual basis. Unless this policy changes, the next advisory vote on the compensation of our NEOs will be at the 2027 annual meeting of stockholders. The affirmative vote of a majority of votes cast is required to approve, on a non-binding, advisory basis, the compensation of the NEOs, as disclosed in the Company’s proxy statement pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the Summary Compensation Table, and the other related tables and disclosures. For purposes of the vote on this proposal, abstentions will not be counted as votes cast and will have no effect on the result of the vote.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

AH Realty Trust, Inc.	37	Proxy Statement 2026

Compensation Committee Report
Compensation Committee Report
The Compensation Committee has reviewed and discussed with management the information contained in the Compensation Discussion and Analysis section of this Proxy Statement and recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and the Annual Report on Form 10-K of AH Realty Trust (formerly Armada Hoffler Properties, Inc.).

Submitted by the Compensation Committee of the Board of Directors:	James C. Cherry (Chairperson)	George F. Allen	Jennifer R. Boykin

The Compensation Committee's guiding principle is aligning the interests of our executive team with those of our stockholders by tying their short-term and long-term incentive compensation to the achievement of certain financial and strategic goals. We strive to establish rigorous and disciplined financial and non-financial targets to reward the achievement of both short-term and long-term success, as well as to retain, develop and motivate our key leaders.

The foregoing report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or under the Exchange Act, except to the extent that we specifically incorporate this information by reference and shall not otherwise be deemed filed under the Securities Act or the Exchange Act.

AH Realty Trust, Inc.	38	Proxy Statement 2026

Executive Officers
Executive Officers

The following table sets forth information concerning our current executive officers. Executives serve at the Board’s discretion.

Name	Age(1)	Title
Shawn J. Tibbetts	45	Chairman, Chief Executive Officer and President
Matthew T. Barnes-Smith	40	Chief Financial Officer and Treasurer
(1) Age as of April 30, 2026.

For information with respect to Mr. Tibbetts, please refer to Proposal 1: Election of Directors in this Proxy Statement.

Matthew T. Barnes-Smith	Chief Financial Officer and Treasurer

Mr. Barnes-Smith joined AH Realty as Executive Vice President of Finance in September 2020 and became Chief Financial Officer in March 2022. He oversees financial planning, accounting, strategy, risk management, and information technology, supporting disciplined capital allocation and long term value creation. Previously, he served as Chief Administration Officer for The Port of Virginia from 2017 to 2020 and as Vice President of Strategic Planning & Analytics from 2013 to 2017. In these roles, he managed financial analytics, cost control, and strategic planning for a large, asset intensive organization, experience that directly supports AH Realty’s real estate investment and development activities. Mr. Barnes-Smith earned a Bachelor’s degree in Economics with Finance and a Master’s degree in Economics from Oklahoma State University.

AH Realty Trust, Inc.	39	Proxy Statement 2026

Compensation Discussion and Analysis
Compensation Discussion and Analysis
Named Executive Officers

Name	Title
Shawn J. Tibbetts	Chairman, Chief Executive Officer and President
Matthew T. Barnes-Smith	Chief Financial Officer and Treasurer
Eric E. Apperson(1)	President of Construction
(1) On May 23, 2025, Mr. Apperson was terminated, without cause, from his position as an executive officer of the Company.

Compensation Objectives And Philosophy
The Compensation Committee believes that the Company's compensation program for executive officers should:

•attract and retain highly-qualified executives;
•motivate these executives to achieve corporate and individual performance objectives and increase stockholder value on an annual and long-term basis;
•achieve an appropriate balance between risk and reward that does not incentivize excessive risk taking; and
•reinforce business strategies and objectives and drive sustained stockholder value.

The Compensation Committee applied this philosophy in establishing each of the elements of executive compensation for the fiscal year ended December 31, 2025. The Compensation Committee’s goal was to align executive compensation with measurable performance and to compare executive compensation with peers and industry-specific market data.

Compensation Oversight
•Role of the Compensation Committee: The Compensation Committee of the Board, which is comprised entirely of directors who are independent under the applicable rules of the SEC and the NYSE listing standards, operates under a written charter and is responsible for establishing the terms of the compensation of the Company’s NEOs. The Compensation Committee is responsible for determining and approving our Chief Executive Officer’s compensation and annually reviews corporate goals and objectives related to compensation and evaluates performance related to such goals and objectives. Additionally, the Compensation Committee reviews and approves the compensation of all of our other executive officers, evaluates compensation policies and plans, and implements and administers our incentive compensation equity-based remuneration plans.

•Role of the CEO: Our Chief Executive Officer plays a significant role in setting compensation for our other executive officers by providing the Compensation Committee with an evaluation of their performance, together with recommendations for their compensation. Although Mr. Tibbetts was involved in the compensation-setting process, the Compensation Committee and the Board held discussions outside the presence of Mr. Tibbetts, which allowed the Compensation Committee and the Board to independently discuss any and all recommendations as it determined final compensation amounts for our NEOs.

•Role of the Compensation Consultant: The Compensation Committee has the sole authority to retain and terminate any compensation consultant to be used to assist in the evaluation of the Chief Executive Officer or other executive officer compensation and to approve such consultant’s fees and other retention terms. In accordance with this authority, the Compensation Committee retained Ferguson Partners as its independent compensation consultant to advise the Compensation Committee on executive officer and director compensation during 2025, including providing industry-specific market data. Ferguson Partners reported directly to the Compensation Committee, and the Compensation Committee is free to replace Ferguson Partners or hire additional consultants from time to time. Ferguson Partners and its affiliates do not provide any other services to us or our affiliates. The Compensation Committee assessed the independence of Ferguson Partners pursuant to SEC and NYSE rules and concluded that no conflict of interest exists that would prevent Ferguson Partners from serving as an independent consultant to the Compensation Committee.

AH Realty Trust, Inc.	40	Proxy Statement 2026

Compensation Discussion and Analysis
Stockholder Say-on-pay Vote
At the 2025 annual meeting of stockholders, the Company's stockholders approved, on a non-binding, advisory basis, the Company's executive compensation plan with an affirmative vote of approximately 98.9% of the votes cast on the matter, which the Company believes reflects strong stockholder support of its executive compensation program. The Compensation Committee is committed to reviewing the results of the advisory say-on-pay vote, market practices, and governance standards on an annual basis and making changes as appropriate.

Peer Group
To evaluate and set total direct compensation, the Compensation Committee utilizes a peer group analysis of total executive compensation for similar positions prepared annually by the Compensation Committee's independent compensation consultant Ferguson Partners.

In 2025, following transaction activity in the REIT industry that meaningfully impacted our Peer Group and in consideration of our planned transformation, the Compensation Committee, in partnership with Ferguson Partners, conducted a more holistic review of our Peer Group to best reflect our go-forward structure. In its review the Compensation Committee considered the following selection criteria.

Peer Group Selection Criteria
Assets/Business Model
We are a diversified REIT with high-quality office, retail, and multifamily assets located in mixed-use communities in addition to grocery anchored retail. To best reflect our company dynamics, we considered diversified, retail and/or office REITs, while deemphasizing multifamily REITs in consideration of our planned transitions. We also considered companies in similar transitional periods, growth strategy and depth of management teams to better align with our business profile.

Size Parameters
At the time the Peer Group was approved, each was an internally-managed REIT with an implied equity market capitalization and/or total enterprise value ranging from approximately 0.4x to 2.5x the size of the Company.

Overall Peer Group
The overall composition of the Peer Group is constructed so that the Company approximates the median in terms of size. As of December 31, 2025, the Company’s total enterprise value was $2.4 billion and approximated the median of the Peer Group.

Based on this review and the selection criteria above, AIMCO, Alexander & Baldwin, Centerspace, and Elme Communities were removed following announced transaction plans and Orion Properties, Inc. was removed as the company’s business profile was less comparable (i.e., net lease REIT structure). The Compensation Committee reviewed potential additions to the Peer Group based on the selection criteria above and identified the following REITs for addition: CBL & Associates Properties, Inc., Curbline Properties Corp., FrontView REIT, Inc., NETSTREIT Corp., Chatham Lodging Trust and Sila Realty Trust, Inc.

The Compensation Committee may change the composition of the peer group from year to year, as it deems appropriate. In determining compensation for our NEOs, the Compensation Committee, in consultation with Ferguson Partners, considered the competitive positioning of our executive compensation levels relative to market data for setting salary, incentive award, and total compensation levels.

AH Realty Trust, Inc.	41	Proxy Statement 2026

Compensation Discussion and Analysis

PEER GROUP
Company Name	Reviewed for Setting 2025 Compensation	Reviewed For Setting 2026 Compensation
Acadia Realty Trust	x	x
AIMCO	x
Alexander & Baldwin, Inc	x
American Assets Trust, Inc.	x	x
CBL & Associates Properties, Inc.		x
Centerspace	x
Chatham Lodging Trust		x
CTO Realty Growth, Inc.	x	x
Curbline Properties Corp		x
Elme Communities	x
FrontView REIT, Inc.		x
Inventrust Properties Corp.	x	x
JBG Smith Properties	x	x
NETSTREIT Corp.		x
Orion Properties Inc.	x
Piedmont Realty Trust, Inc.	x	x
Sila Realty Trust, Inc.		x
Whitestone REIT	x	x

2025 Compensation Perspective: Program Changes and Target Pay Opportunity
In connection with the Company’s succession planning and leadership transition in 2025, the Compensation Committee undertook a comprehensive review of the compensation program to place greater emphasis on equity‑based compensation and strengthen performance alignment, with the goal of more closely aligning executive compensation outcomes with stockholder interests and to drive and reward growth.

The following summarizes the program enhancement made in 2025:

•Provided market-based adjustments to target compensation levels for our newly appointed CEO and CFO. Following these adjustments, our CEO and CFO’s compensation continues to be below the median of our Peer Group.

•Diversified our short-term incentive program to include additional goals tied to our near-term priorities and recalibrated payout opportunities at threshold and target to be more aligned with prevailing market practice

•Adopted a standalone long-term incentive program that includes both time-vesting awards and performance-vesting awards that are only earned to the extent that 3-year relative TSR hurdles are achieved

•Approved a differentiated special one-time equity award program that is 100% performance-based and tied to the achievement of rigorous total stockholder returns and total enterprise value growth over a long-term 5-year performance period

As a result of these changes, reported compensation for 2025 appears higher than in prior years due to the fact that the Summary Compensation Table includes (1) the backward-looking equity awards granted in arrears for 2024 performance, (ii) the forward-looking equity awards granted on a prospective basis for 2025 services, and (iii) the grant date fair value of the one-time special performance-based equity award.

The graphs below summarized the designed allocation of our 2025 target compensation opportunity for our NEOs, based on three primary components of our NEO compensation program: base salary, short-term incentive plan and long-term incentive plan (excluding the value of the one-time equity award).

AH Realty Trust, Inc.	42	Proxy Statement 2026

Compensation Discussion and Analysis

Components Of Compensation
BASE SALARIES
Base salary is intended to attract and retain executive officers based on the scope and complexity of the role and responsibilities, fairness (e.g., employees with similar responsibilities, experience and historical performance are rewarded comparably), and individual performance. The Compensation Committee reviews base salaries annually and makes adjustments to be competitive with market salary levels or to recognize an executive officer’s professional growth and development or increased responsibility within the Company.

In February 2025, the Compensation Committee approved the following base salaries for our NEOs, which for Mr. Tibbetts and Mr. Barnes-Smith, included market-based adjustments in consideration of their expanded roles and responsibilities in addition other factors including internal equity and individual performance.

Name	2025 Base Salary ($)

Shawn J. Tibbetts	672,385
Matthew T. Barnes-Smith	419,713

2025 SHORT-TERM INCENTIVE PLAN
Our short-term incentive plan is designed to motivate and reward our NEOs to achieve critical short-term financial goals and is settled 100% in cash. The 2025 short-term incentive plan (the "2025 STIP") included a broader set of metrics and continued to be tied predominantly to objective financial and operational goals, as in prior years, to ensure that payouts are tied directly to measurable Company performance. In 2025, Messrs. Tibbetts and Barnes-Smith were eligible to participate in the 2025 STIP.

Performance Metrics	Why We Selected This Measure	Weighting (%)
Normalized FFO per share	Key REIT profitability metric	50
Portfolio NOI Growth	Key operational measure that supports effectiveness of rental revenue growth and operating cost management	20

AH Realty Trust, Inc.	43	Proxy Statement 2026

Compensation Discussion and Analysis

Multifamily Same-Store NOI Growth	Key indicator of the effectiveness in managing growth for individual properties and executing our leasing goals	10
Individual Goals	Holds our NEOs accountable for their individual responsibilities and contributions in executing the Company’s strategic business plan	20

The table below sets forth the 2025 STIP performance metrics, weightings, and actual results:

		2025 Goals			2025 Results
2025 STIP Metrics	Weighting (%)	Threshold	Target	Maximum	Actual	Goal Achieved
Corporate
Normalized FFO/Share	50	$1.00	$1.05	$1.10	$1.08	130%
Portfolio NOI Growth	20	1.00%	1.50%	2.00%	3.87%	150%
Multifamily Same-Store NOI Growth	10	1.00%	1.50%	2.00%	0.11%	—%
Individual Goals	20	Assessed by the Compensation Committee based on pre-established goals for each individual			Above Target	CEO - 140% CFO - 115%

The following table illustrates 2025 STIP opportunities at threshold, target, and maximum performance for Messrs. Tibbetts and Barnes-Smith. For 2025, the threshold and maximum opportunity were adjusted based on a review of market practices to 50% of target at threshold and 150% of target at maximum (v. 65% to 135% of target under the 2024 STIP) providing a balanced adjustment to both threshold and maximum payouts that are more aligned with market practice. Based on the Compensation Committee’s review of the quantitative and qualitative factors under the 2025 STIP, which included the Compensation Committee’s assessment of individual performance for the CEO and CFO, on February 13, 2025, the Compensation Committee approved the 2025 STIP awards as follows:

	2025 STIP Opportunity			2025 Results
Name	Threshold ($)	Target ($)	Maximum ($)	2025 STIP Payout
Shawn J. Tibbetts	387,500	775,000	1,162,500	$953,250
Matthew T. Barnes-Smith	150,000	300,000	450,000	$354,000

For purposes of the STIP, we first calculate FFO, a supplemental non-GAAP financial measure, in accordance with the standards established by the National Association of Real Estate Investment Trusts (“Nareit”). However, because we believe that the computation of FFO in accordance with Nareit’s definition includes certain items that are not indicative of the results provided by our portfolio and affect the comparability of our year-over-year performance, we also use Normalized FFO for the STIP. Management believes that Normalized FFO is a more useful performance measure that excludes certain items, including, but not limited to, debt extinguishment losses and prepayment penalties, impairment of intangible assets and liabilities, property acquisition, development, and other pursuit costs, mark-to-market adjustments for interest rate derivatives, severance-related costs, and other non-comparable items. The Compensation Committee retains the discretion to equitably adjust the quantitative metrics to account for one-time events such as capital raising.

LEGACY 2025 SHORT-TERM INCENTIVE PLAN
For 2025, prior to his termination, Mr. Apperson remained in a legacy program aligned with our near-term priorities. Under the Legacy 2025 STIP, earned amounts are paid 40% in cash and 60% in equity. For 2025, the threshold and maximum thresholds were set at 65% of target at threshold and 135% of target at maximum. The table below sets forth Mr. Apperson’s 2025 Legacy STIP opportunities at threshold, target, and maximum performance.

AH Realty Trust, Inc.	44	Proxy Statement 2026

Compensation Discussion and Analysis

	Cash Portion of 2025 STIP
Name	Threshold ($)	Target ($)	Maximum ($)

Eric E. Apperson	103,773	159,650	215,528

	Equity Portion of 2025 STIP
Name	Threshold ($)	Target ($)	Maximum ($)

Eric E. Apperson	157,333	242,050	326,766

In connection with Mr. Apperson’s termination, Mr. Apperson received a pro-rata amount of the cash portion of his 2025 Legacy STIP award, and the equity portion was forfeited. See “Potential Payments Upon Termination or Change in Control” for additional information about Mr. Apperson’s separation payments.

2025 LONG-TERM INCENTIVE PLAN
Long-term incentive compensation is a critical element of our executive compensation framework that aligns our NEOs’ compensation with the Company’s long-term strategy, stockholder interests and retention. Historically, our NEOs’ equity award opportunity was granted under our STIP, representing the equity portion of the award. Beginning in 2025, in light of the Company’s ongoing leadership transition and strategic evolution, and in order to increase the portion of our NEOs’ compensation that is delivered in the form of equity the Compensation Committee adopted a more market-aligned approach to the 2025 long-term incentive plan (the "2025 LTIP") where equity awards are granted at the commencement of the performance year. These equity awards are granted in the form of LTIP Units under our Equity Incentive Plan. For definition of LTIP Units, please refer to LTIP Units section on page 47.

Time-Based LTIP Units	•	Designed to promote retention, reinforce our NEOs’ alignment with our stockholders and promote an ownership mentality for our management team
	•	Granted in LTIP Units that vest ratably over three years
Performance-Based LTIP Units	•	Designed to encourage our NEOs to focus on sustaining our long-term performance
	•	Granted in LTIP Units that vest at the end of a three-year performance period based on relative TSR performance compared to custom group of comparable REITs

On February 13, 2025, the Compensation Committee approved grants of Time-Based LTIP Units and Performance-Based LTIP Units to Messrs. Tibbetts and Barnes-Smith.

The 2025 LTIP Unit values were determined at the discretion of the Compensation Committee based on a review of competitive market data, internal equity considerations and Company and individual performance, which amounts are set forth in the table below. Mr. Apperson did not receive an award under the 2025 LTIP.

	2025 Target LTIP
Name	Target Time-Based LTIP Units	Target Performance-Based LTIP Units
Shawn J. Tibbetts	$850,000	$750,000
Matthew T. Barnes-Smith	$325,000	$300,000
Total 2025 LTIP	$1,175,000	$1,050,000
The Time-Based LTIP Units vest one-third on each of the first three anniversaries of the grant date, subject to continued employment through each such vesting date.

AH Realty Trust, Inc.	45	Proxy Statement 2026

Compensation Discussion and Analysis
The Performance-Based LTIP Units vest based on the Company’s relative TSR performance against a comparator group of peer companies at the end of a three-year performance period, subject to continued employment through such vesting date. The Performance- Based LTIP Awards may vest between 50% and 200% of target (at threshold and maximum, with interpolation used where performance falls between stated goals). To the extent that performance falls below threshold, no awards will be earned. The following reflects the performance metrics for the Performance-Based LTIP Units:

2025 LTIP Performance Goals
	Threshold (50% of Target)	Target (100% of Target)	Maximum (200% of Target)

Relative TSR Performance v. Custom Peer Group	25th percentile	55th percentile	75th percentile

2025 SPECIAL PERFORMANCE-BASED LTIP EQUITY AWARD PROGRAM
In connection with our succession planning efforts and in consideration of the strategic actions being taken to reposition the Company, the Compensation Committee determined that a special performance-based equity award program would be appropriate to recognize the Company’s strategic growth plan under the new leadership team and to incentivize the achievement of long-term growth goals, including stockholder value creation that is not fully captured under the annual LTIP program. In its consideration of the program design, the Compensation Committee intended for the program to award significant performance achievements while also ensuring that the program was aligned with best governance practices, as follows:

•100% Performance-Based. Only provides value to the extent meaningful stockholder value is created above specified metrics.
•Long-Term Performance. Performance is assessed in the final year of a five-year performance period (i.e., no interim payouts during the performance period), as compared to the three-year performance period under our annual grant structure.
•Rigorous Performance Metrics. In order to earn the maximum award, the Company must have achieved over the performance period both absolute TSR growth of 100% and total enterprise value growth to $4.0 billion, nearly doubling our size and generating approximately $600 million in stockholder value. While these hurdles were intentionally rigorous at the time they were established, the planned sale of non‑core businesses pursuant to the Company’s strategic reset makes achievement of these goals even more challenging.
•Total Pool. The program design was constructed such that at the end of the performance period an overall share pool would be equal to $15.0M, which would represent approximately 2.4% of stockholder value. The number of units granted will be determined by dividing the $15.0M by the stock price at grant date required to achieve 100% total shareholder return, assuming a consistent dividend over the performance period.

The awards granted to our NEOs under the 2025 Special LTIP Program are set forth in the table below, which reflects the potential value at maximum and the grant date value in accordance with ASC Topic 718:

AH Realty Trust, Inc.	46	Proxy Statement 2026

Compensation Discussion and Analysis

Name	2025 Special Award Allocation %	2025 Special Award LTIP Awards ($)

Shawn J. Tibbetts	50%	$7,500,000
Matthew T. Barnes-Smith	20%	$3,000,000
Other Executives	30%	$4,500,000
	100%	$15,000,000

The following reflects the performance metrics and related payouts under the program:

Total Enterprise Value		Cumulative Total Stockholder Return
		40%	55%	70%	85%	100%
	$ 2.4 B	0.0%	12.5%	25.0%	37.5%	50.0%
	$ 2.8 B	12.5%	25.0%	37.5%	50.0%	62.5%
	$ 3.2 B	25.0%	37.5%	50.0%	62.5%	75.0%
	$ 3.6 B	37.5%	50.0%	62.5%	75.0%	87.5%
	$ 4.0 B	50.0%	62.5%	75.0%	87.5%	100.0%

Tax And Accounting Implications
Section 162(m) of the Code (“Section 162(m)”) generally precludes a publicly-held corporation from a federal income tax deduction for a taxable year for compensation in excess of $1 million paid to certain executive officers. While the Compensation Committee considers the limitation on deductibility of compensation under Section 162(m), the Compensation Committee believes it is important to retain the flexibility to design compensation programs consistent with our overall executive compensation program, even if some executive compensation is not fully deductible, and retains the flexibility to award compensation that it determines to be consistent with the goals of our executive compensation program even if the awards are not deductible for tax purposes. We also consider the accounting impact of all compensation paid to our executives, and equity awards are given special consideration pursuant to FASB ASC Topic 718.
LTIP UNITS
LTIP units are a special class of partnership interests in the Operating Partnership. Our Operating Partnership has two classes of LTIP units: (1) Time-Based LTIP units, which have time-based vesting conditions (“Time-Based LTIP units”), and (2) Performance LTIP units, which have performance-based vesting conditions (“Performance LTIP units”). Each LTIP unit awarded is deemed equivalent to an award of one share of stock under the Equity Incentive Plan, reducing the availability for other equity awards on a one-for-one basis. Initially, each LTIP unit has a capital account balance of zero and, therefore, the holder of the LTIP unit would receive nothing if the Operating Partnership were liquidated immediately after the LTIP unit is awarded. Under the terms of the Operating Partnership’s agreement of limited partnership, the Operating Partnership will revalue for tax purposes its assets upon the occurrence of certain specified events, and any increase in valuation from the time of grant until such event will be allocated first to the holders of LTIP units to equalize the capital accounts of such holders with the capital accounts of holders of OP units. Subject to any agreed upon exceptions (including pursuant to the applicable LTIP unit award agreement), once vested and having achieved parity with holders of OP units, LTIP units are convertible into OP units on a one-for-one basis, which, in turn, may be tendered for cash equal to the then-current market value of one share of common stock or, at our election, one share of common stock.

Compensation Committee Interlocks and Insider Participation
The members of the Compensation Committee of the Board of Directors are Ms. Boykin and Messrs. Allen and Cherry, with Mr. Cherry serving as chairperson, each of whom is an independent director. None of our executive officers served as a member of the Board of Directors or Compensation Committee of any entity that has one or more executive officers serving as a member of our Board of Directors or the Compensation Committee. Accordingly, during the fiscal year ended December 31, 2025, there were no interlocks with other companies within the meaning of the SEC’s proxy rules.
Severance Plan

AH Realty Trust, Inc.	47	Proxy Statement 2026

Compensation Discussion and Analysis
Employees of our operating partnership and its affiliates who are members of a select group of management or highly compensated employees are subject to our Severance Plan, which provides severance benefits upon a termination of employment under certain circumstances. See “Potential Payments Upon Termination or Change of Control.”

AH Realty Trust, Inc.	48	Proxy Statement 2026

Compensation Tables and Narratives
COMPENSATION TABLES AND NARRATIVES

Summary Compensation Table
The following table sets forth a summary of all compensation earned, awarded, or paid, as applicable, to our NEOs in the fiscal years ended December 31, 2025, 2024, and 2023.

As described above in the Compensation Discussion & Analysis, the Compensation Committee determined to conform the 2025 equity award program to prevailing market practice and grant equity awards on a prospective (forward-looking) basis as compared to our historical practice of granting equity awards in arrears (backward-looking based on the prior year's performance). As such, in accordance with SEC rules, the 2025 Summary Compensation Table includes the equity awards granted in early 2025 for both the 2024 (in arrears) and 2025 (prospective) service periods.

Name	Year	Salary ($)	Equity Awards(1) ($)	Non-Equity Incentive Plan Compensation(2) ($)	All Other Compensation ($)		Total ($)

Shawn J. Tibbetts Chairman, Chief Executive Officer, and President	2025	672,385	4,411,428	953,250	54,843	(3)	6,091,906
	2024	512,120	663,714	337,500	59,518		1,572,852
	2023	498,068	540,852	225,000	65,858		1,329,778
Matthew T. Barnes-Smith Chief Financial Officer and Treasurer	2025	419,713	1,780,995	354,000	40,451	(3)	2,595,159
	2024	392,838	251,749	236,250	42,896		923,733
	2023	348,078	135,216	125,000	39,453		647,747
Eric E. Apperson President of Construction(5)	2025	187,557	320,382	—	1,349,788	(4)	1,857,727
	2024	422,506	297,529	209,250	57,292		986,577
	2023	411,545	270,432	150,000	60,669		892,646
(1) The amounts in this column represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. Refer to the subsequent table under Grants of Plan-Based Awards for the details of awards reflected in the current period value. 50% of the 2025 Special Award is subject to a performance condition which is computed based on probable outcome in accordance with FASB ASC Topic 718. The grant date fair value of the portion of the Special Award subject to a performance condition assuming the maximum level of performance is $2,644,476 and $1,065,790 for Mr. Shawn J. Tibbetts and Mr. Matthew T. Barnes-Smith, respectively.
(2) This column represents the annual cash STIP payable to each NEO for the year in which it was earned.
(3) The amounts in this column for 2025 consist of the following: (i) automobile allowance (including gas) in the amount of $35,724 for Mr. Tibbetts and $26,431 for Mr. Barnes-Smith; (ii) employer 401(k) matches for each NEO in the amount of $10,000; (iii) executive physical reimbursement of $4,800 for Mr. Tibbetts; (iv) concierge health services in the amount of $2,100 for each NEO; (v) parking fees for each NEO in the amount of $1,590; and (vi) excess life insurance in the amount of $630 for Mr. Tibbetts and $420 for Mr. Barnes-Smith.
(4) This amount represents: (i) severance in the amount of $1,319,295; (ii) automobile allowance (including gas) in the amount of $11,100; (iii) employer 401(k) matches totaling $10,000; (iv) concierge health services in the amount of $4,675; (v) tax return preparation fees in the amount of $3,016; (vi) excess life insurance in the amount of $1,172; and (vii) parking fees in the amount of $530.
(5) On May 23, 2025, Mr. Apperson was terminated, without cause, from his position as an executive officer of the Company.

AH Realty Trust, Inc.	49	Proxy Statement 2026

Compensation Table and Narratives
Grants of Plan-Based Awards
The following table summarizes grants of plan-based awards made to our NEOs in 2025.

Name		Estimated future payouts under non-equity incentive plan awards(1)			Estimated Possible Payouts Under Equity Incentive Plan Awards(2)			All other stock awards: Number of shares of stock or units(3) (#)	Grant Date Fair Value of Restricted Stock and LTIP Units(4) ($)
	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Shawn J. Tibbetts	6/20/2025				—	379,556	759,110	N/A	1,769,865
	3/3/2025				N/A	N/A	N/A	93,509	792,021
	3/3/2025				41,254	82,508	165,016	N/A	937,291
	3/3/2025				N/A	N/A	N/A	111,386	912,251
	3/3/2025	387,500	775,000	1,162,500	N/A	N/A	N/A	N/A	N/A
Matthew T. Barnes-Smith	6/20/2025				—	151,822	303,644	N/A	707,946
	3/3/2025				N/A	N/A	N/A	35,753	302,828
	3/3/2025				16,502	33,003	66,006	N/A	374,914
	3/3/2025				N/A	N/A	N/A	48,267	395,307
	3/3/2025	150,000	300,000	450,000	N/A	N/A	N/A	N/A	N/A
Eric E. Apperson(5)	3/3/2025				N/A	N/A	N/A	34,900	320,382

(1) Represents the cash portion of the 2025 STIP.
(2) For information regarding vesting periods and performance-based vesting conditions, see “Compensation Discussion and Analysis - 2025 Compensation Decisions” above.
(3) Time-Base equity awards under the 2025 LTIP are granted based upon the Reporting Person's continued employment at each vesting date and are not subject to performance-based vesting conditions.
(4) The grant date fair value of the equity awards was determined in accordance with FASB ASC Topic 718.
(4) We terminated the employment of Mr. Apperson effective May 31, 2025 (the “Separation Date”), without cause. In connection with the termination of Mr. Apperson’s employment, we and Mr. Apperson entered into the Separation Agreement pursuant to which Mr. Apperson is entitled to severance payments and other benefits that are consistent with the compensation and other benefits applicable to a Tier II participant under the Severance Plan, including the following: (i) a cash payment of $66,521, which reflects the pro-rata amount (based on the portion of 2025 that Mr. Apperson was employed by the Company) of Mr. Apperson’s target bonus under the 2025 STIP, (ii) $875,000, which is equal to two times Mr. Apperson's salary as of the Separation Date, (iii) $319,300, which is equal to two times Mr. Apperson's target bonus under the 2025 STIP and (iv) $41,637, which is equal to two times the sum of (1) Mr. Apperson’s annual COBRA premium for health plan coverage and (ii) Mr. Apperson's annual premium for life insurance, long-term disability insurance and accidental death and dismemberment insurance, in each case as in effect on the Separation Date. Additionally, pursuant to the Separation Agreement, the Company accelerated the vesting of an aggregate of 25,136 unvested shares of restricted stock and 12,346 unvested Time-Based LTIP Units held by Mr. Apperson, which represented all of Mr. Apperson’s outstanding unvested equity awards.

Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table
The following discussion should be read in conjunction with (i) the “Summary Compensation Table” and the “Grants of Plan-Based Awards Table” as well as the footnotes to such tables and (ii) the disclosure under the caption “Compensation Discussion and Analysis” above.

EQUITY AWARDS

AH Realty Trust, Inc.	50	Proxy Statement 2026

Compensation Table and Narratives
The equity awards granted to our NEOs during 2025 that appear in the tables above were granted pursuant to the 2024 STIP, which is described in detail in the "Compensation Discussion and Analysis" section of our definitive proxy statement filed with the SEC on April 25, 2025, under the caption “Structure and Components of the Executive Compensation Program-Short Term Incentive Program.” Shares of restricted stock and Time-Based LTIP units awarded under the 2024 STIP were granted pursuant to the Equity Incentive Plan. The Equity Incentive Plan was approved by our Board and by our stockholders prior to the completion of our IPO in 2013. On June 14, 2017, the Company’s stockholders approved the Amended and Restated Equity Incentive Plan, which increased the number of shares of the Company’s common stock reserved for issuance by 1,000,000 shares. On June 14, 2023, the Company’s stockholders approved an amendment to the Equity Incentive Plan, which increased the number of shares of the Company’s common stock reserved for issuance by 1,700,000 shares. On June 18, 2025, the Company's stockholders approved an Amendment No. 2 to the Equity Incentive Plan, which increased the number of share of the Company's common stock reserved for issuance by 3,400,000 shares. The Equity Incentive Plan, as amended, provides for the grant of stock options, stock appreciation rights, stock awards, Time-Based LTIP units, Performance LTIP units, performance awards, dividend equivalents, incentive awards, and other equity-based incentive awards. All of our employees and the employees of our subsidiaries and affiliates, including the Operating Partnership, and members of our Board, are eligible to receive awards under the Equity Incentive Plan. The Equity Incentive Plan is administered by the Compensation Committee, which is comprised entirely of independent directors.

COMPENSATION MIX
As discussed in more detail under the caption “Compensation Discussion and Analysis - Structure and Components of the Executive Compensation Program” above, in 2025, the Company’s compensation program was comprised of base salary, short-term incentive in cash and long-term incentive in equity. The Compensation Committee did not allocate a fixed percentage of the NEO compensation packages to each of these elements and may, in its discretion, elect to change the mix of compensation between cash and equity in any particular year to achieve an appropriate balance among these elements and to incentivize our NEOs to focus on financial and operating results in the near term and the creation of stockholder value over the long term.

OTHER PLANS, PERQUISITES, AND PERSONAL BENEFITS
Each of our NEOs is eligible to participate in all of our compensatory and benefit plans on the same basis as our other employees. In addition, certain of our NEOs receive additional benefits, such as allowances for an automobile, club membership dues, tax return preparation fees, excess life insurance, concierge health services, and an executive physical exam. See “Summary Compensation Table” above. We also pay cash dividends to our employees, including our NEOs, on their unvested shares of restricted stock.

EMPLOYMENT AND SEVERANCE ARRANGEMENT
We do not have employment or severance agreements with our NEOs. However, our Operating Partnership adopted the Executive Severance Benefit Plan (the “Severance Plan”), in which our NEOs, in their capacity as employees of our Operating Partnership, participate. In addition, on May 23, 2025, we entered into a Separation Agreement with Mr. Apperson in connection with his termination. See “Potential Payments Upon Termination or Change in Control” below.

RETIREMENT PLANS
We match a discretionary percentage of the contributions made by our employees, including our NEOs, to our 401(k) plan up to $10,000, excluding any catch up contributions. In 2025, this was a 50% match.

EQUITY GRANT PRACTICES
We do not make stock option awards to our executive officers or directors. To the extent the Board and/or the Compensation Committee chooses to make stock option awards to executive officers or directors in the future, the Board and/or the Compensation Committee will not seek to time stock option grants to take advantage of material non-public information (“MNPI”), either positive or negative, about the Company which has not been publicly disseminated. We have not timed the disclosure of MNPI for the purpose of affecting the value of executive or director compensation.

During the fiscal year ended December 31, 2025, we did not award any options to any NEO.

AH Realty Trust, Inc.	51	Proxy Statement 2026

Compensation Table and Narratives
Outstanding Equity Awards at Fiscal Year-End December 31, 2025
The following table presents information about our NEOs' outstanding equity awards as of December 31, 2025. The equity awards consist of time-vesting restricted shares of common stock, Time-Based LTIP units and Performance-Based LTIP units. In connection with the termination of the employment of Mr. Apperson on May 21, 2025, we accelerated the vesting of 25,136 unvested shares of restricted stock and 12,346 unvested LTIP Units. Accordingly, as of December 31, 2025, Mr. Apperson holds no outstanding equity awards.

Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested(1)	Market Value of Shares or Units of Stock That Have Not Vested(2) ($)	Long-Term Incentive Program Awards: Unearned Shares or Units of Stock That Have Not Vested(1)(3)	Long-Term Incentive Program Awards: Market Value of Unearned Shares or Units of Stock That Have Not Vested(2) ($)
Shawn J. Tibbetts Chief Executive Officer and President	6/20/2025	—	—	379,556	2,512,661
	3/3/2025	160,341	1,061,457	41,254	273,101
	3/11/2024	27,540	182,315	—	—
	3/3/2023	8,392	55,555	—	—
Matthew T. Barnes-Smith Chief Financial Officer and Treasurer	6/20/2025	—	—	151,822	1,005,062
	3/3/2025	64,714	428,407	16,502	109,243
	3/11/2024	10,446	69,153	—	—
	6/20/2023	2,991	19,800	—	—
(1) For information regarding vesting periods and performance-based vesting conditions, see “Compensation Discussion and Analysis - 2025 Compensation Decisions” above.
(2) Market value reflects the number of restricted shares, Time-Based LTIP units, or Performance-Based LTIP units multiplied by $6.62 per share, which was the closing price of our common stock on the NYSE on December 31, 2025.
(3 For Performance-Based LTIP units, awards granted on June 20, 2025 are displayed at target, and awards granted on March 3, 2025 represent the award at threshold.

2025 Option Exercises and Stock Vested
The following table sets forth, for each of our NEOs, the number of shares of our time-vesting restricted shares of common stock, Time-Based LTIP units and Performance-Based LTIP units that vested in 2025 as well as the value of those awards upon vesting.

	Time-Vested Stock Awards
Name	Number of Shares or Units Acquired on Vesting	Value Realized on Vesting(1) ($)

Shawn J. Tibbetts	71,336	601,530
Matthew T. Barnes-Smith	27,521	223,568
Eric E. Apperson(2)	64,582	524,905
(1) Value realized reflects the number of shares acquired on vesting multiplied by the closing price of our common stock on the NYSE the day before vesting, plus the value of LTIP Units acquired on vesting multiplied by $8.19 by per unit, which was the fair value of LTIP units granted on March, 3, 2025 which vested immediately, plus the value of LTIP units acquired on vesting multiplied by $8.51 per unit, which was the fair value of LTIP units vesting in the current year related to the March 11, 2024 grant.
(2) Pursuant to the Separation Agreement, the Company accelerated the vesting of an aggregate of 25,136 unvested shares of restricted stock and 12,346 unvested Time-Based LTIP Units held by Mr. Apperson. Accelerated shares and LTIP units fair value up on vesting was 6.97.

AH Realty Trust, Inc.	52	Proxy Statement 2026

Compensation Table and Narratives
Potential Payments Upon Termination or Change in Control

SEVERANCE BENEFITS
Severance Plan
We do not have employment or severance agreements with our named executive officers. However, our Operating Partnership maintains our Severance Plan, in which our named executive officers, in their capacity as employees of our Operating Partnership, participate.

Participation in the Severance Plan is limited to employees of our Operating Partnership and its affiliates who are members of a select group of management and who are selected to participate in the Severance Plan by our Board of Directors or by a committee thereof. A Severance Plan participant is entitled to receive benefits thereunder only if the participant’s employment is terminated by his or her employer for a reason other than “Cause” or the participant resigns with “Good Reason.” The Severance Plan defines the term “Cause” as (i) a participant’s willful failure or refusal to perform specific written directives that are consistent with the scope and nature of the participant’s duties, (ii) a conviction of, or plea of guilty or nolo contendere to, a felony, (iii) any act of dishonesty which results in a material unjust gain to the participant at the expense of his or her employer, (iv) any act of a participant involving moral turpitude which materially and adversely affects the business of his or her employer, (v) a material breach of the restrictive covenants set forth in the Severance Plan or (vi) a failure to perform a material duty or a material breach of an obligation to his or her employer or a material breach of a written policy of his or her employer other than due to mental or physical illness or injury. The Severance Plan defines the term “Good Reason” as (i) a material breach by the Company or an affiliate of the Company of a written agreement between the participant and the Company or an affiliate of the Company, (ii) a material reduction in the nature or scope of the participant’s title, authority, powers, functions, duties, or responsibilities, (iii) a material reduction in the participant’s base salary or bonus opportunity (other than a reduction for Cause or a reduction related to a general reduction that affects similarly situated individuals in a comparable manner) or (iv) a requirement that the participant, without his or her consent, change his or her principal office to a location that is more than fifty miles from the participant’s then-current principal office.

The benefits payable to a Severance Plan participant who is terminated without Cause or resigns with Good Reason will be (i) payment of accrued but unpaid salary, bonus, and vacation pay, (ii) a pro-rated amount of the participant’s “target” bonus for the year of termination, (iii) a multiple of the sum of the participant’s annual salary and “target” bonus for the year of termination, (iv) a multiple of the annual COBRA premium for the participant’s health plan coverage and (v) a multiple of the annual employer premium for the participant’s life insurance, long-term disability insurance, and accidental death and dismemberment insurance. The Severance Plan provides three levels of benefits: Tier I, Tier II, and Tier III. If a “target” level of bonus is not established for a participant, then the “target” will be 75%, 50% or 25% of base salary for Tier I, Tier II, and Tier III participants, respectively.

The Severance Plan includes different benefits for covered terminations within ninety days before or within one year after we experience a change in control (which is defined in the Severance Plan in the same terms as in the Equity Incentive Plan) (the "Change of Control Window"). In addition, the Severance Plan provides that all equity awards granted under the Equity Incentive Plan that are subject to performance-based vesting conditions accelerate and become vested upon a change in control, with the applicable performance criteria being deemed satisfied at the greater of target or actual performance levels.

The Severance Plan provides for three levels of multiples, as described above:

•Participants who are designated as Tier I are assigned a multiple of 3x (whether within or outside the Change of Control Window),
•Participants who are designated as Tier II are assigned a multiple of 2.5x within the Change of Control Window and 2x outside the Change of Control Window, and
•Participants who are designated as Tier III are assigned a multiple of 1.5x within the Change of Control Window, and 1x outside the Change of Control Window.

As of December 31, 2025, the Severance Plan benefit level for each of Messrs. Tibbetts and Barnes-Smith was Tier I and Tier II, respectively. The committee that we appoint to administer the Severance Plan or we (in our capacity as the general partner of our Operating Partnership) determines which employees participate in the Severance Plan and each participant’s multiple.

No benefits will be paid under the Severance Plan unless the participant signs a release, in a form provided by our Operating Partnership, releasing us and our Operating Partnership and such other parties as are named in the release from any claims that the participant may have.

As a condition of participation in the Severance Plan, each participant agrees to comply with the following covenants:

•a covenant against competition and non-solicitation of employees and clients during employment and for one year after employment ends for any reason; and

AH Realty Trust, Inc.	53	Proxy Statement 2026

Compensation Table and Narratives
•a covenant against disclosure of confidential information.

Separation Agreement with Mr. Apperson

Prior to the termination of Mr. Apperson’s employment with the Company in May 2025, Mr. Apperson was a participant under the Severance Plan and his benefit level was Tier II. Pursuant to his Separation Agreement dated May 23, 2025, in exchange for a release of claims against the Company, Mr. Apperson received severance payments and other benefits consistent with the Tier II payments and benefits under the Severance Plan. In addition, pursuant to the Separation Agreement, the Company accelerated the vesting of an aggregate of 25,136 unvested shares of restricted stock and 12,346 unvested Time-Based LTIP Units held by Mr. Apperson.

EQUITY ACCELERATION
The Executive Stock Award Agreement, Restricted LTIP Unit Award Agreement, Time-Based LTIP Unit Award Agreement, and Performance LTIP Unit Award Agreement (the “Award Agreements”), which govern the awards granted in accordance with the Equity Incentive Plan, provide for acceleration in connection with a termination of employment, resignation, or a change of control. Participation in the Award Agreement is limited to employees or officers of our Operating Partnership and its affiliates and individuals who provide significant services to the Company or its affiliates. Each of the Award Agreements has been included as an exhibit to the Company's most recently-filed Form 10-K pursuant to Item 601(b) of Regulation S-K.

For purposes of the table below, except as noted below, we have made the following assumptions where applicable:

•The date of termination is December 31, 2025;
•The benefit level was the named executive officer’s benefit level on December 31, 2025;
•The payments are based on the terms of the Severance Plan and the applicable award agreements governing unvested equity awards;
•There is no earned, accrued but unpaid salary;
•There is no earned, accrued but unpaid bonus for the prior year; and
•The premiums for the NEOs' health plan coverage, life insurance, long-term disability insurance, and accidental death and dismemberment insurance is constant throughout the year.
•Scenario 1 reflects termination without Cause or resignation for Good Reason more than 90 days prior to the occurrence of a Change of Control or more than one year after the occurrence of a Change of Control.
•Scenario 2 reflects termination without Cause or resignation for Good Reason within 90 days prior to the occurrence of a Change of Control or within one year after the occurrence of a Change of Control
•Scenario 3 reflects termination for Cause or resignation without Good Reason.

NEO	Benefit	Scenario 1 ($)		Scenario 2 ($)		Scenario 3 ($)	Death ($)	Disability ($)

Shawn J. Tibbetts	Accrued and Unpaid Amounts(1)	—		—		—	—
	Lump Sum Cash Severance	5,219,890	(2)	5,219,890	(3)	—	—
	Accelerated Vesting of Stock Awards(4)	829,558		4,358,181		—	2,113,858	829,558
Matthew T. Barnes-Smith	Accrued and Unpaid Amounts(1)	—		—		—	—
	Lump Sum Cash Severance	1,803,260	(2)	2,179,075	(3)	—	—
	Accelerated Vesting of Stock Awards(4)	322,594		1,740,898		—	843,170	322,594
Eric E. Apperson (5)	Accrued and Unpaid Amounts(1)	—		—		—	—
	Lump Sum Cash Severance	—		—		—	—
	Accelerated Vesting of Stock Awards(4)	—		—		—	—
(1) Represents amounts that may be payable for any base salary or cash bonus that has been earned but remains unpaid and any accrued but unused vacation pay, in each case at the time of termination.

AH Realty Trust, Inc.	54	Proxy Statement 2026

Compensation Table and Narratives
(2) In the event the NEO is terminated without Cause or resigns for Good Reason more than 90 days prior to the occurrence of a Change of Control or more than one year after the occurrence of a Change of Control, the NEO will receive a lump sum amount in cash equal to: (i) the applicable multiple of the NEO's base salary as in effect on the date of termination, (ii) the applicable multiple of the NEO's bonus for the year in which employment is terminated; (iii) the pro rata amount (based on the portion of the calendar year that the NEO was employed by the Company) of the NEO's target bonus for the year in which employment is terminated; (iv) the applicable multiple of the annual COBRA premium for the participant’s health plan coverage; and (v) the applicable multiple of the annual employer premium for the participant’s life insurance, long-term disability insurance, and accidental death and dismemberment insurance. The applicable multiple for our NEOs is 3x for Mr. Tibbetts and 2x for Mr. Barnes-Smith as of December 31, 2025.
(3) In the event the NEO is terminated without Cause or resigns for Good Reason within 90 days prior to the occurrence of a Change of Control or within one year after the occurrence of a Change of Control, the NEO will receive a lump sum amount in cash equal to: (i) the applicable multiple of the NEO's base salary as in effect on the date of termination; (ii) the applicable multiple of the NEO's bonus for the year in which employment is terminated; (iii) the pro rata amount (based on the portion of the calendar year that the NEO was employed by the Company) of the NEO's target bonus for the year in which employment is terminated; (iv) the applicable multiple of the annual COBRA premium for the participant’s health plan coverage; and (v) the applicable multiple of the annual employer premium for the participant’s life insurance, long-term disability insurance, and accidental death and dismemberment insurance. The applicable multiple for our NEOs is 3x for Mr.Tibbetts, and 2.5x for Mr. Barnes-Smith as of December 31, 2025.
(4) Reflects the value equal to the number of restricted shares, unvested Time-Based LTIP Units, and unvested Performance-Based LTIP Units that would vest under the applicable scenario for the NEO as of December 31, 2025 multiplied by $6.62, which was the closing price of our common stock on the NYSE as of December 31, 2025. For scenarios where the amount of Performance-based LTIP Units that would vest would vary depending on the actual results of the applicable performance metrics of the award, it is assumed the Target Award level (typically 50% of the total units awarded) is the amount of units that would vest.
(5) We terminated the employment of Mr. Apperson effective May 31, 2025 (the “Separation Date”), without cause. Accordingly, Mr. Apperson was not eligible for payments upon termination as of December 31, 2025. In connection with the termination of Mr. Apperson’s employment, we and Mr. Apperson entered into the Separation Agreement pursuant to which Mr. Apperson is entitled to severance payments and other benefits that are consistent with the compensation and other benefits applicable to a Tier II participant under the Severance Plan, including the following: (i) a cash payment of $66,521, which reflects the pro-rata amount (based on the portion of 2025 that Mr. Apperson was employed by the Company) of Mr. Apperson’s target bonus under the 2025 STIP, (ii) $875,000, which is equal to two times Mr. Apperson's salary as of the Separation Date, (iii) $319,300, which is equal to two times Mr. Apperson's target bonus under the 2025 STIP and (iv) $41,637, which is equal to two times the sum of (1) Mr. Apperson’s annual COBRA premium for health plan coverage and (ii) Mr. Apperson's annual premium for life insurance, long-term disability insurance and accidental death and dismemberment insurance, in each case as in effect on the Separation Date. Additionally, pursuant to the Separation Agreement, the Company accelerated the vesting of an aggregate of 25,136 unvested shares of restricted stock and 12,346 unvested Time-Based LTIP Units held by Mr. Apperson, which represented all of Mr. Apperson’s outstanding unvested equity awards.

CEO Pay Ratio

We have estimated the ratio of our 2025 CEO's total compensation to the median annual total compensation of all employees (except CEO). In determining the median employee, we considered taxable compensation totals in 2024. We identified the "Median Employee" based on the taxable compensation of all full-time, part-time, and temporary employees employed by the Company on December 31, 2025. Then, we calculated the Median Employee's compensation under the Summary Compensation Table rules. Our CEO in 2025, Mr. Tibbetts, had an annual total compensation of $6,091,906 and our Median Employee had an annual total compensation of $144,645. Therefore, we estimate that our CEO's annual total compensation in 2025 is 42.12 to 1.

A reconciliation of Total Compensation per the Summary Compensation Table to Compensation Actually Paid, computed in accordance with Item 402(v) of Regulation S-K, is included within the following section.

Pay Versus Performance
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid (as defined in Item 402(v) of Regulation S-K) and certain financial performance of the Company. The Compensation Committee did not consider the pay versus performance disclosure when making its incentive compensation decisions. For further information about how we align executive compensation with the Company’s performance, see “Compensation Discussion and Analysis” on page 40 above. The amounts in the table below are calculated in accordance with SEC rules and do not represent amounts earned or realized by NEOs, including with respect to RSUs, Time-Based LTIP units, and Performance-Based LTIP units. See the “2025 Option Exercises and Stock Vested” table on page 52.

AH Realty Trust, Inc.	55	Proxy Statement 2026

Compensation Table and Narratives

	PEO		Average Summary Compensation Table Total for Non-PEO NEOs(2) ($)	Average Compensation Actually Paid to Non-PEO NEOs(3) ($)	Value of Initial Fixed $100 Investment Based on			Company Selected Performance Measure

Year	Summary Compensation Table Total ($)	Compensation Actually Paid(1) ($)			Total Shareholder Return(4)(5) ($)	Peer Group Total Shareholder Return(4)(6) ($)	Net Income ($) (MM)	Normalized FFO(7) ($) (MM)

2025	6,091,906	4,929,490	2,226,443	1,922,771	82	138	3.9	110.4
2024(8)	2,805,718	2,618,853	1,280,444	1,249,836	75	123	42.5	118.9
2023(8)	2,541,650	2,576,199	942,377	948,227	84	114	7.7	110.5
2022(8)	2,679,430	2,485,387	893,722	833,642	73	100	100.0	107.2
2021(8)(9)	2,102,957	2,269,344	794,553	846,855	91	132	25.5	87.6
(1)    The dollar amounts under "Compensation Actually Paid" represent the amount of "compensation actually paid" to Mr. Tibbetts, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Mr. Tibbetts during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the adjustments in the table below were made to Mr. Tibbetts' total compensation for each year to determine the compensation actually paid:

	Reconciliation of Summary Compensation Total vs Compensation Actually Paid (PEO) ($)

Year	Total Compensation as reported in the Summary Compensation Table (SCT)	Minus: SCT Equity Awards	Add: Fair value at end of fiscal year of equity compensation granted within applicable year(8)	Add: Vesting date fair value of equity compensation granted and vested within applicable year(8)	Add: Change in fair value from end of prior fiscal year to vesting date for awards made in prior fiscal years that vested during applicable fiscal year	Add: Year-over-year change in fair value of outstanding, unvested prior year equity awards	Minus: Fair value of forfeitures during the fiscal year as of the forfeiture date(8)	Equals: Compensation Actually Paid to PEO(8)

2025	6,091,906	(4,411,428)	3,041,343	364,901	(34,678)	(122,554)	—	4,929,490
2024	2,805,718	(1,067,043)	—	1,043,533	(163,355)	—	—	2,618,853
2023	2,541,650	(966,750)	972,134	386,700	28,727	—	(386,262)	2,576,199
2022	2,679,430	(981,770)	455,860	392,720	(7,575)	(53,278)	—	2,485,387
2021	2,102,957	(452,588)	326,971	181,043	50,493	60,468	—	2,269,344
(2) The dollar amounts under “Average Summary Compensation Table Total for Non-PEO NEOs” represent the average of the amounts reported for the NEOs as a group (excluding Mr. Tibbetts, who has served as our Chief Executive Officer since January 1, 2025) in the “Total” column of the Summary Compensation Table in each applicable year. The names of each of the NEOs (excluding Mr. Haddad) included for purposes of calculating the average amounts in each applicable year are as follows: (i) for 2025, Matthew T. Barnes-Smith, and Eric E. Apperson; (ii) for 2024, Shawn J. Tibbetts, Matthew T. Barnes-Smith, Eric E. Apperson, and Shelly Hampton; (iii) for 2023, Shawn J. Tibbetts, Matthew T. Barnes-Smith, Eric E. Apperson, and Shelly Hampton; (iv) for 2022, Shawn J. Tibbetts, Matthew T. Barnes-Smith, Michael P. O’Hara (our former Chief Financial Officer), Eric E. Apperson, and Shelly Hampton; and (v) for 2021, Shawn J. Tibbetts, Michael P. O’Hara, Eric E. Apperson, and Shelly Hampton.

AH Realty Trust, Inc.	56	Proxy Statement 2026

Compensation Table and Narratives
(3) The dollar amounts under "Average Compensation Actually Paid to Non-PEO NEOs" represent the average amount of "compensation actually paid" to the NEOs as a group (excluding the Chief Executive Officer, Mr. Tibbetts), as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to the NEOs as a group during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the adjustments in the table below were made to the NEOs' average total compensation for each year to determine the compensation actually paid:

	Reconciliation of Average Summary Compensation Table Total vs Average Compensation Actually Paid (other NEOs) ($)

Year	Average Compensation as reported in the Summary Compensation Table (SCT)	Minus: SCT Equity Awards	Add: Fair value at end of fiscal year of equity compensation granted within applicable year(8)	Add: Vesting date fair value of equity compensation granted and vested within applicable year(8)	Add: Change in fair value from end of prior fiscal year to vesting date for awards made in prior fiscal years that vested during applicable fiscal year	Add: Year-over-year change in fair value of outstanding, unvested prior year equity awards	Minus: Fair value of forfeitures during the fiscal year as of the forfeiture date(8)	Equals: Average Compensation Actually Paid to Non-PEO NEOs(8)

2025	2,226,443	(1,050,689)	610,131	191,227	(31,445)	(22,896)	—	1,922,771
2024	1,280,444	(366,283)	188,177	188,822	(20,699)	(20,625)	—	1,249,836
2023	942,377	(321,132)	193,195	128,455	6,784	6,256	(7,708)	948,227
2022	893,722	(298,502)	149,870	105,464	(1,950)	(14,962)	—	833,642
2021	794,553	(151,557)	109,489	60,628	15,119	18,623	—	846,855
(4)    Pursuant to SEC rules, the total shareholder return ("TSR") figures assume an initial investment of $100 on December 31, 2020.
(5) Cumulative TSR is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the Company’s share price at the end and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period.
(6)    Represents the weighted peer group TSR, weighted according to the respective companies' stock market capitalization at the beginning of each period for which a return is indicated. As permitted by SEC rules, the peer group referenced for purpose of the TSR comparison is the group of companies included in the MSCI US REIT Index, which is the industry peer group used for purposes of Item 201(e) of Regulation S-K.
(7)    Normalized FFO is defined as FFO calculated in accordance with the standards establish by the National Association of Real Estate Investment Trusts (“Nareit”), adjusted for certain items, including but not limited to, acquisition, development, and other pursuit costs, debt extinguishment losses, prepayment penalties, impairment of intangible assets and liabilities, mark-to-market adjustments on interest rate derivatives not designated as cash flow hedges, amortization of payments made to purchase interest rate caps and swaps designated as cash flow hedges, provision for unrealized non-cash credit losses, amortization of right-of-use assets attributable to finance leases, severance related costs, and other non-comparable items. Nareit defines FFO as net income (loss) calculated in accordance with GAAP, excluding depreciation and amortization related to real estate, gains or losses from the sale of certain real estate assets, gains and losses from change in control, and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity.
(8) As a result of inadvertently issuing more shares of common stock than were available for issuance under the Equity Plan, on May 9, 2023, Messrs. Haddad and Barnes-Smith forfeited 75,321 and 8,975 restricted shares of common stock, respectively. Following approval by the board of directors and stockholders of an amendment to the Equity Plan to increase the number of shares available for issuance thereunder, on June 20, 2023, 75,321 restricted shares of common stock at a grant date fair value of $915,903 and 8,975 restricted shares of common stock at grant date fair value of $109,136 were granted to Messrs. Haddad and Barnes-Smith, respectively, one-third of which vested on March 3, 2024, one-third of which vested on March 3, 2025, and one-third of which will vest on March 3, 2026, subject to the their continued employment on such dates.

FINANCIAL PERFORMANCE MEASURES
As described in greater detail in the Compensation Discussion and Analysis on page 40, our approach to executive compensation is designed to align and motivate NEOs to continue their focus on stockholder performance and the successful execution of key strategic priorities. The most important financial measures used by the Company to link compensation actually paid to the NEOs for the most recently completed fiscal year, to the Company's performance are as follows (unranked):

•Normalized FFO;
•Normalized FFO/Share;
•Net Operating Income

ANALYSIS OF THE INFORMATION PRESENTED IN THE PAY VERSUS PERFORMANCE TABLE
The following graphs illustrate the relationship during 2020-2025 of the Compensation Actually Paid to our CEO and the Average Compensation Actually Paid to our other NEOs (each as set forth in the table above), to (i) our cumulative TSR and the cumulative TSR of the constituent companies in the MSCI US REIT Index, (ii) our GAAP net income, and (iii) our Normalized FFO (in each case as set forth in the table above):

AH Realty Trust, Inc.	57	Proxy Statement 2026

Compensation Table and Narratives

AH Realty Trust, Inc.	58	Proxy Statement 2026

Compensation Table and Narratives
Refer to Appendix A for the reconciliation of Normalized FFO to Net Income.

EQUITY COMPENSATION PLAN INFORMATION
The following table gives information about shares of our common stock that may be issued under the Equity Incentive Plan as of December 31, 2025.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights		Weighted Average Exercise Price of Outstanding Options, Warrants, and Rights ($)		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in First Column)

Equity compensation plans approved by stockholders(1)	146,493	(2)	—	(3)	2,104,475
Equity compensation plans not approved by stockholders	—		—		—
Total	146,493		—		2,104,475
(1) The initial Equity Incentive Plan was approved by our stockholders prior to the completion of our initial public offering. On June 14, 2017, the Company’s stockholders approved an amendment to the Equity Incentive Plan to, among other things, increase the numbers of shares of our common stock reserved for issuance by 1,000,000 shares. On June 14, 2023, the Company’s stockholders approved an amendment to the Equity Incentive Plan, which increased the number of shares of the Company’s common stock reserved for issuance by 1,700,000 shares. On June 18, 2025, the Company's stockholders approved an Amendment No. 2 to the Equity Incentive Plan, which increased the number of share of the Company's common stock reserved for issuance by 3,400,000 shares.
(2) Represents 146,493 shares of common stock that may be issued upon vesting of outstanding RSUs, assuming maximum vesting is achieved.
(3) Does not account for the shares of common stock subject to outstanding RSUs because there is no exercise price for such shares.

AH Realty Trust, Inc.	59	Proxy Statement 2026

Principal Stockholders
Principal Stockholders

BENEFICIAL OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS
The following tables set forth certain information regarding the beneficial ownership of shares of our common stock, OP units, Time-Based LTIP units as of April 24, 2026, by (a) each of our directors, (b) each of our named executive officers, (c) all of our directors and executive officers as a group, and (d) each person known to us to be the beneficial owner of more than five percent of our common stock. Beginning one year after the date of issuance, an OP unit is redeemable for cash equal to the then-current market value of one share of our common stock or, at our option, for one share of common stock. Time-Based LTIP units included in the table below are vested or will vest within 60 days after April 24, 2026. Time-Based LTIP units that will not vest within 60 days after April 24, 2026, are excluded from the tables below. There are no outstanding vested Performance LTIP units or unvested Performance LTIP units that are expected to vest within 60 days after April 24, 2026, and, therefore, all outstanding Performance LTIP units are excluded from the tables below. Unless otherwise indicated, all shares, OP units, and LTIP units are owned directly and the indicated person has sole voting and dispositive power with respect to such shares, OP units, or LTIP units. The SEC has defined “beneficial ownership” of a security to mean the possession, directly or indirectly, of voting power and/or dispositive power with respect to such security. A stockholder is also deemed to be, as of any date, the beneficial owner of all securities that such stockholder has the right to acquire within 60 days after that date through (a) the exercise of any option, warrant, or right, (b) the conversion of a security, (c) the power to revoke a trust, discretionary account, or similar arrangement, or (d) the automatic termination of a trust, discretionary account, or similar arrangement.
Unless otherwise indicated, the address of each person listed below is c/o AH Realty Trust, Inc., 4605 Columbus Street, Virginia Beach, Virginia 23462.

The following table sets forth information regarding the amount and nature of beneficial ownership of the Company’s Common Stock, Preferred Stock, OP units, and LTIP Units as of April 24, 2026, by each director and named executive officer and by all directors and executive officers as a group.

	Common Stock, OP Units, and LTIP Units						Preferred Stock
Name	Number of Common Shares Beneficially Owned	% of All Common Shares(1)	Number of OP Units and Time-Based LTIP Units Beneficially Owned		Number of Common Shares, OP Units, and Time-Based LTIP Units Beneficially Owned	% of All Shares, OP Units, and Time-Based LTIP Units(1)(2)	Number of Preferred Shares Beneficially Owned	% of All Preferred Shares(3)

Directors and NEOs:
George A. Allen	29,676	*	17,564		47,240	*	2,000	*
Eric E. Apperson(4)	10,648	*	285,988		296,636	*	—	*
Matthew T. Barnes-Smith	10,131	*	346,845		356,976	*	—	*
Theodore R. Bigman	—	*	—		—	*	—	*
Jennifer R. Boykin	—	*	9,637		9,637	*	—	*
James A. Carroll	42,918	*	17,564		60,482	*	—	*
James C. Cherry	52,342	*	17,564		69,906	*	12,000	*
Dennis H. Gartman	50,774	*	—		50,774	*	—	*
Louis S. Haddad	295,781	*	2,108,918	(5)	2,404,699	2.5%	5,000	*
Daniel A. Hoffler	266,647	*	5,001,182	(6)	5,267,829	5.4%	4,000	*
Shawn J. Tibbetts	57,518	*	709,791		767,309	*	—	*
F. Blair Wimbush	42,031	*	12,919		54,950	*	—	*
Lori B. Wittman	—	*	—		—	*	—	*
All executive officers and directors as a group (12 people)	847,818	1.1%	8,241,984		9,089,802	9.3%	23,000	0.3%
* Less than 1%
(1) Based on 75,973,679 shares of our common stock outstanding as of April 24, 2026.
(2) Based on 21,316,211 OP units outstanding as of April 24, 2026 (other than OP units held by us) and 73,570 LTIP units vested or to vest within 60 days after April 24, 2026.
(3) Based on 6,843,418 shares of our preferred stock outstanding as of April 24, 2026.
(4) As of April 24, 2026, which is the date Mr. Apperson provided the information. On May 23, 2025, we terminated the employment of Mr. Apperson.

AH Realty Trust, Inc.	60	Proxy Statement 2026

Principal Stockholders
(5) Includes 272,932 OP units held by a trust, for which Mr. Haddad serves as a trustee and for which Mr. Haddad disclaims beneficial ownership.
(6) Includes 126,290 OP units held by a trust, for which Mr. Hoffler serves as a trustee and for which Mr. Hoffler disclaims beneficial ownership.

BENEFICIAL OWNERSHIP OF PRINCIPAL SHAREHOLDERS
As of April 24, 2026, to the Company’s knowledge, three persons or entities beneficially owned more than 5% of the Company’s Common Stock. The beneficial ownership of Daniel A. Hoffler appears in the immediately preceding table. The following table sets forth the beneficial ownership of the other 5% beneficial owners, based upon information provided by such entities:

More than 5% Beneficial Owners	Number of Shares Beneficially Owned	% of All Shares(1)

The Vanguard Group(2) 100 Vanguard Blvd. Malvern, PA 19355	7,692,253	10.1%
BlackRock, Inc.(3) 55 Hudson Yards New York, NY 10001	6,683,436	8.8%
(1) Based on 75,973,679 shares of our common stock outstanding as of April 24, 2026.
(2) Based solely upon the Schedule 13G/A filed with the SEC by the beneficial owner on February 13, 2024 and remaining effective as of December 31, 2025. The Vanguard Group possesses shared dispositive power over 7,692,253 shares.
(3) Based solely upon the Schedule 13G/A filed with the SEC by the beneficial owner on April 7, 2026 reporting beneficial ownership as of March 31, 2026. BlackRock, Inc. possesses sole voting power over 6,551,837 shares and sole dispositive power over 6,683,436 shares.

AH Realty Trust, Inc.	61	Proxy Statement 2026

Other Matters
Other Matters
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires that our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, file reports of ownership and changes in ownership on Forms 3, 4, and 5 with the SEC and the NYSE. Executive officers, directors, and greater than 10% stockholders are required by the SEC to furnish us with copies of all Forms 3, 4, and 5 that they file.

Based on our review of the copies of such forms, and/or on written representations from the reporting persons for the fiscal year, we believe that these filing requirements were satisfied by the reporting persons during the fiscal year ended December 31, 2025.

Other Matters to Come Before the 2026 Annual Meeting
No other matters are to be presented for action at the Annual Meeting other than as set forth in this Proxy Statement. If other matters properly come before the meeting, however, the persons named in the accompanying proxy card will vote all proxies solicited by this Proxy Statement as recommended by our Board of Directors, or, if no such recommendation is given, in their own discretion.
Stockholder Proposals and Communications with the Board
There are no stockholder proposals for consideration at our 2026 Annual Meeting of Stockholders. Stockholders who may wish to submit proposals, including director nominations, for consideration at our next annual meeting of stockholders expected to be held in 2027, may do so as follows:
STOCKHOLDER PROPOSALS
Any stockholder proposal pursuant to Rule 14a-8 of the rules promulgated under the Exchange Act to be considered for inclusion in our proxy materials for the 2027 annual meeting of stockholders must be received at our principal executive offices no later than December 31, 2026, and any stockholder proposal received after this date shall be considered untimely.

To submit a stockholder proposal for our 2027 Annual Meeting (other than a stockholder proposal for inclusion in the proxy statement in accordance with Rule 14a-8 under the Exchange Act), a stockholder must submit a proposal in accordance with our bylaws, and such proposal must be received by our Corporate Secretary by no earlier than December 1, 2026 and no later than December 31, 2026.

Proposals must be sent to our Corporate Secretary at our office at:
4605 Columbus Street, Virginia Beach, VA 23462

STOCKHOLDER RECOMMENDATIONS FOR POTENTIAL DIRECTOR NOMINEES
Any stockholder who wishes to propose a nominee to the Board or propose any other business to be considered by the stockholders (other than a stockholder proposal included in our proxy materials pursuant to Rule 14a-8 of the rules promulgated under the Exchange Act) must comply with the advance notice provisions and other requirements of Article II, Section 11 of our bylaws, which are on file with the SEC and may be obtained from Investor Relations upon request. These notice provisions require that nominations of persons for election to the Board of Directors and the proposal of business to be considered by the stockholders for the 2027 Annual Meeting must be received no earlier than December 1, 2026 and no later than December 31, 2026. In addition, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must comply with the additional requirements of Rule 14a-19(b) under the Exchange Act by no later than April 18, 2027.

All nominations must be sent to our Corporate Secretary at our office at:
4605 Columbus Street, Virginia Beach, VA 23462

COMMUNICATION WITH THE BOARD
Interested parties who wish to communicate with our Board or with a particular director, including our Independent Lead Director, may send a letter to the Corporate Secretary at our office at 4605 Columbus Street, Virginia Beach, VA 23462. The mailing envelope should contain a clear notation indicating that the enclosed letter is a "Board Communication" or "Director Communication." All such letters should identify the author and clearly state whether the intended recipients are all members of the Board or certain specified individual directors. The Corporate Secretary will deliver them to the appropriate director or directors.

AH Realty Trust, Inc.	62	Proxy Statement 2026

Other Matters
Proxy Access Procedures for the 2027 Annual Meeting
In order to be eligible to require that the Company include an eligible stockholder nominee in the proxy materials for the 2027 annual meeting of stockholders pursuant to Article II, Section 15 of the bylaws, an eligible stockholder must provide to the Corporate Secretary of the Company, in proper form and within the times specified below, (i) a written notice expressly electing to have such stockholder nominee included in the Company’s proxy materials pursuant to Article II, Section 15 of the bylaws (a “Notice of Proxy Access Nomination”) and (ii) any updates or supplements to such Notice of Proxy Access Nomination. To be timely, the Notice of Proxy Access Nomination must be delivered or mailed to and received by the Corporate Secretary at the principal executive office of the Company not earlier than the one hundred and fiftieth (150th) day (December 1, 2026) nor later than 5:00 p.m., Eastern Time, on the one hundred and twentieth (120th) day (December 31, 2026) prior to the first anniversary of the date of this Proxy Statement. In addition, stockholders who intend to solicit proxies in support of a stockholder nominee must also comply with the additional requirements of Rule 14a-19(b). Such notice should be sent to our Corporate Secretary at 4605 Columbus Street, Virginia Beach, Virginia 23462. Please refer to the full text of our proxy access bylaw provisions for additional information and requirements. A copy of our bylaws may be obtained by writing to our Corporate Secretary at the address listed above or by visiting our investor relations website at https://ir.ahrealtytrust.com.
Householding of Proxy Materials
The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for notices of annual meetings, proxy statements, and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies. This year, a single notice of the annual meeting of stockholders, or copy of the proxy statement and annual report, will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from one or more of the affected stockholders. Once you have received notice from your bank or broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, please notify your bank or broker, and direct your written request to AH Realty Trust, Inc. at 4605 Columbus Street, Virginia Beach, Virginia 23462, Attention: Corporate Secretary, or contact Investor Relations by telephone at (757) 366-6684. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request householding of their communications should contact their bank or broker.

By Order of the Board of Directors,
Y. Summer Chu
EVP of Legal and Corporate Secretary
Virginia Beach, Virginia
April 30, 2026

AH Realty Trust, Inc.	63	Proxy Statement 2026

Appendix A

For a comprehensive assessment of the Company’s performance, please review the entire Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2025, which can be found on our website https://ir.ahrealtytrust.com and on the SEC’s website, www.sec.gov. A copy of our Form 10-K has been provided to each person solicited by means of this Proxy Statement.

Reconciliation of FFO and Normalized FFO to Net Income
We calculate FFO in accordance with the standards established by Nareit. Nareit defines FFO as net income (loss) (calculated in accordance with GAAP), excluding depreciation and amortization related to real estate, gains or losses from the sales of certain real estate assets, gains or losses from change in control, and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity.

FFO is a supplemental non-GAAP financial measure. Management uses FFO as a supplemental performance measure because we believe that FFO is beneficial to investors as a starting point in measuring our operational performance. Specifically, in excluding real estate related depreciation and amortization and gains and losses from property dispositions, which do not relate to or are not indicative of operating performance, FFO provides a performance measure that, when compared period-over-period, captures trends in occupancy rates, rental rates, and operating costs. Other equity REITs may not calculate FFO in accordance with the Nareit definition as we do, and, accordingly, our FFO may not be comparable to such other REITs' FFO.

However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effects and could materially impact our results from operations, the utility of FFO as a measure of our performance is limited. Accordingly, FFO should be considered only as a supplement to net income as a measure of our performance. FFO should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends or service indebtedness. Also, FFO should not be used as a supplement to or substitute for cash flow from operating activities computed in accordance with GAAP.

We also believe that the computation of FFO in accordance with Nareit’s definition includes certain items that are not indicative of the results provided by our operating property portfolio and affect the comparability of our period-over-period performance. Accordingly, management believes that Normalized FFO is a more useful performance measure that excludes certain items, including but not limited to, acquisition, development, and other pursuit costs, debt extinguishment losses, prepayment penalties, impairment and accelerated amortization of intangible assets and liabilities, mark-to-market adjustments for interest rate derivatives not designated as cash flow hedges, amortization of payments made to purchase interest rate caps and swaps designated as cash flow hedges, provision for unrealized non-cash credit losses, amortization of right-of-use assets attributable to finance leases, severance-related costs, and other non-comparable items. Other equity REITs may not calculate Normalized FFO in the same manner as we do, and, accordingly, our Normalized FFO may not be comparable to such other REITs' Normalized FFO.

AH Realty Trust, Inc.	A-1	Proxy Statement 2026

The following table sets forth a reconciliation of FFO and Normalized FFO for each of the years ended December 31, 2025, 2024, 2023, 2022, and 2021 to net income, the most directly comparable GAAP measure (amounts in thousands):

	Years Ended December 31,
	2025	2024	2023	2022	2021
Net income (loss) attributable to common stockholders and OP Unitholders	(7,541)	30,903	(4,490)	82,457	13,912
Depreciation and amortization (1)	93,541	88,754	95,208	71,971	68,853
Loss (gain) on consolidation of real estate assets	(6,646)	—	—	—	—
Gain on operating real estate dispositions, net (2)	—	(21,305)	—	(47,984)	(18,793)
Impairment of real estate assets	373	1,494	—	201	21,378
FFO attributable to common stockholders and OP Unitholders	79,727	99,846	90,718	106,645	85,350
Acquisition, development, and other pursuit costs	517	5,531	84	37	112
Accelerated amortization of intangible assets and liabilities	(169)	(5)	(653)	215	—
Loss on extinguishment of debt	69	247	—	3,374	3,810
Unrealized credit loss (release) provision	(437)	156	574	626	(792)
Amortization of right-of-use assets - finance leases	1,580	1,578	1,349	1,110	1,022
Decrease (Increase) in fair value of derivatives not designated as cash flow hedges	22,496	9,612	14,185	(8,698)	(2,182)
Stock compensation normalization	3,299	—	—	—	—
Amortization of interest rate derivative premiums on designated cash flow hedges	1,530	422	4,210	3,849	235
Severance Related Costs	1,801	1,506	—	—
Normalized FFO available to common stockholders and OP Unit holders	110,413	118,893	110,467	107,158	87,555

(1) The adjustment for depreciation and amortization for the years ended December 31, 2025, 2024, 2023, and 2022 excludes $1.0 million, $0.9 million, $0.9 million, and $1.0 million respectively, of depreciation attributable to our partners.

(2) The adjustment for gain on operating real estate dispositions for the year ended December 31, 2023 excludes $0.7 million for gains on the dispositions of non-operating parcels at Market at Mill Creek and adjacent to Brooks Crossing Retail. The adjustment for gain on real estate dispositions for the year ended December 31, 2022 excludes $5.4 million of the gain on the sale of The Residences at Annapolis Junction that was allocated to our joint venture partner. Additionally, the adjustment for gain on real estate dispositions for the year ended December 31, 2021 excludes the gain on sale of easement rights on a non-operating parcel and the loss on sale of a non-operating parcel.

AH Realty Trust, Inc.	A-2	Proxy Statement 2026

AH REALTY TRUST, INC.
C/O BROADRIDGE CORPORATE ISSUER SOLUTIONS
P.O. BOX 1342
BRENTWOOD, NY 11717

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com** or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 16, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/AHRT2026**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 16, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

T00291-P51044 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

AH REALTY TRUST, INC.

The Board of Directors recommends you vote FOR all of the nominees in Proposal 1 and FOR Proposals 2 and 3.

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. Theodore R. Bigman	☐	☐	☐
1b. Jennifer R. Boykin	☐	☐	☐
1c. James A. Carroll	☐	☐	☐
1d. James C. Cherry	☐	☐	☐
1e. Louis S. Haddad	☐	☐	☐
1f. Daniel A. Hoffler	☐	☐	☐
1g. Shawn J. Tibbetts	☐	☐	☐
1h. F. Blair Wimbush	☐	☐	☐
1i. Lori B. Wittman	☐	☐	☐

	For	**Against**	**Abstain**
2. Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2026.	☐	☐	☐
3. Advisory (non-binding) vote to approve the compensation of our named executive officers.	☐	☐	☐

NOTE: We may conduct such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by an authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

T00292-P51044

AH REALTY TRUST, INC.
Annual Meeting of Stockholders
June 17, 2026 - 9:00 AM EDT
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Shawn J. Tibbetts and Matthew T. Barnes-Smith, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock, $0.01 par value per share, of AH REALTY TRUST, INC. that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 AM EDT on June 17, 2026, at www.virtualshareholdermeeting.com/AHRT2026 and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted "FOR" all of the nominees in Proposal 1, "FOR" Proposal 2, and "FOR" Proposal 3.

To be signed on reverse side